                                                                   EXHIBIT 10.10

                           SHARE PURCHASE AGREEMENT


                                    BETWEEN

                            STANDARD PACIFIC CORP.


                                      AND

                             HON INDUSTRIES, INC.


                                   REGARDING

                             PANEL CONCEPTS, INC.



                         Dated as of November 7, 1997

                               TABLE OF CONTENTS

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ARTICLE 1  TERMS OF THE TRANSACTION..........................................  1
      1.1  Purchase and Sale of Shares.......................................  1
      1.2  Purchase Price....................................................  1
      1.3  Payment of Purchase Price.........................................  1
      1.4  Closing Balance Sheet Adjustments.................................  2
           (a)  Preparation of Closing Balance Sheet.........................  2
           (b)  Review of Adjustment Statement...............................  2
           (c)  Adjusted Book Value..........................................  2
           (d)  Purchase Price Adjustment....................................  3
      1.5  Adjustment for Uncollected Receivables............................  4
      1.6  Sale or Distribution of Certain Property..........................  5
      1.7  Adjustment for Physical Inventory.................................  6

ARTICLE 2   CLOSING..........................................................  6
      2.1  Time and Place....................................................  6
      2.2  Deliveries by Standard Pacific....................................  6
      2.3  Deliveries by HON.................................................  7
      2.4  Other Closing Documents...........................................  8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF STANDARD PACIFIC................  8
      3.1  Organization; Power and Authority.................................  8
      3.2  Authorization, Execution and Validity of Agreement................  8
      3.3  Subsidiaries, Affiliates, Joint Ventures and
           Investments.......................................................  9
      3.4  Capitalization....................................................  9
      3.5  Title to Shares...................................................  9
      3.6  Organizational Records............................................  9
      3.7  Consents and Approvals; No Violation..............................  9
      3.8  Financial Information............................................. 10
           (a)  Financial Statements......................................... 10
           (b)  Absence of Undisclosed Liabilities........................... 11
      3.9  Absence of Certain Changes........................................ 11
      3.10 Payables.......................................................... 11
      3.11 Real Property..................................................... 12
      3.12 Personal Property................................................. 12
      3.13 Condition of Assets............................................... 12
      3.14 Contracts......................................................... 13
      3.15 Litigation........................................................ 14
      3.16 Permits........................................................... 15
      3.17 Environmental Matters............................................. 15
      3.18 Regulatory Compliance............................................. 17
      3.19 Customers and Suppliers........................................... 17
      3.20 Intellectual Property............................................. 18
      3.21 Employees......................................................... 18
      3.22 Employee Benefits................................................. 19
      3.23 Taxes............................................................. 21
      3.24 Brokers........................................................... 23
      3.25 Product Warranties and Returns; Warranty Costs.................... 23
      3.26 Insurance......................................................... 24
      3.27 Absence of Certain Commercial Practices........................... 24
      3.28 Banking and Agency Arrangements................................... 24
      3.29 Affiliated Transactions; Certain Advances;
           Insider Interests................................................. 25
      3.30 Backlog........................................................... 25
      3.31 Pre-closing Transfer Transactions................................. 25

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF HON............................. 25
      4.1  Organization; Power and Authority................................. 25
      4.2  Authorization, Execution and Validity............................. 25
      4.3  No Conflict; HON Consents......................................... 26
      4.4  Brokers........................................................... 26
      4.5  Purchase for Investment........................................... 26
      4.6  Investigation..................................................... 26
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      4.7  Financing......................................................... 26
      4.8  Legal Proceedings................................................. 26

ARTICLE 5  COVENANTS......................................................... 26
      5.1  Pre-closing Access to Information................................. 26
      5.2  Conduct of Business............................................... 27
      5.3  Insurance......................................................... 29
      5.4  Consents and Approvals............................................ 29
      5.5  Legal Proceedings; Injunctions.................................... 29
      5.6  Acquisition Proposals............................................. 29
      5.7  Notice............................................................ 30
      5.8  Intercompany Indebtedness......................................... 30
      5.9  Best Efforts; Cooperation......................................... 30
      5.10 Contact with Customers and Suppliers.............................. 30
      5.11 Plant Closing Obligations......................................... 30
      5.12 Payment of Bonuses at Closing..................................... 30

ARTICLE 6  POST CLOSING COVENANTS............................................ 30
      6.1  Limitation on Competition......................................... 30
           (a)  Period and Conduct........................................... 30
           (b)  Territory.................................................... 31
           (c)  Definition................................................... 31
           (d)  Remedies..................................................... 31
           (e)  Severability................................................. 31
      6.2  Books and Records................................................. 32
      6.3  Confidentiality................................................... 32
      6.4  Employee Matters.................................................. 32
      6.5  Trade Names....................................................... 33
      6.6  Product Warranty.................................................. 34
      6.7  Further Assurances................................................ 34
      6.8  Cooperation in Third-Party Litigation............................. 34
      6.9  Omnific Chair Inventory........................................... 34

ARTICLE 7  CONDITIONS PRECEDENT TO CLOSING................................... 35
      7.1  Conditions Precedent to HON's Obligations......................... 35
           (a)  Accuracy of Representations and Warranties................... 35
           (b)  Litigation................................................... 35
           (c)  Covenants.................................................... 35
           (d)  Deliveries................................................... 35
           (e)  Consents..................................................... 35
           (f)  No Material Adverse Change................................... 35
      7.2  Conditions Precedent to Standard Pacific's
           Obligations....................................................... 35
           (a)  Accuracy of Representations and Warranties................... 35
           (b)  Litigation................................................... 36
           (c)  Covenants.................................................... 36
           (d)  Deliveries................................................... 36
           (e)  Consents..................................................... 36

ARTICLE 8  CERTAIN TAX MATTERS............................................... 36
      8.1  Tax Indemnification............................................... 36
      8.2  Procedures Relating to Tax Indemnification........................ 37
      8.3  Tax Dispute Resolution Mechanism.................................. 39
      8.4  Survival of Tax Provisions........................................ 39
      8.5  Conveyance Taxes.................................................. 39
      8.6  Return Filings, Refunds and Credits............................... 39
      8.7  Exclusivity....................................................... 40
      8.8  Tax Sharing Agreements............................................ 40
      8.9  Adjustment to Purchase Price...................................... 41
      8.10 Carryforwards of Losses........................................... 41
      8.11 Section 338(h)(10) Election....................................... 41

ARTICLE 9  TERMINATION PRIOR TO CLOSING DATE................................. 41
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      9.1   Termination...................................................... 41
      9.2   Effect of Termination............................................ 42

ARTICLE 10  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...... 42
      10.1  Survival of Representations and Warranties....................... 42
      10.2  Indemnification by Standard Pacific.............................. 43
      10.3  Indemnification by HON........................................... 44
      10.4  Limits on Indemnification........................................ 44
      10.5  Indemnification Procedures....................................... 45
            (a) Notice....................................................... 45
            (b) Third Party Claims........................................... 45
      10.6  Indemnification for Taxes........................................ 46
      10.7  Adjustment to Purchase Price..................................... 47
      10.8  Subrogation...................................................... 47
      10.9  Remedies Exclusive............................................... 47

ARTICLE 11  MISCELLANEOUS.................................................... 47
      11.1  Severability..................................................... 47
      11.2  Successors and Assigns........................................... 47
      11.3  Counterparts..................................................... 48
      11.4  Headings......................................................... 48
      11.5  Waiver........................................................... 48
      11.6  No Third-party Beneficiaries..................................... 48
      11.7  Expenses......................................................... 48
      11.8  Notices.......................................................... 48
      11.9  Governing Law; Interpretation.................................... 49
      11.10 Exclusive Jurisdiction and Consent to Service of  Process........ 49
      11.11 Entire Agreement; Amendment...................................... 49
      11.12 Definitions...................................................... 50
      11.13 Representations and Warranties................................... 50

                            EXHIBITS AND SCHEDULES

Exhibit A           Pre-Closing Balance Sheet
Schedule 1.6             Sale or Distribution of Certain Property
Schedule 2.4             Form of Transition Services Agreement
Schedule 3.7             Consents and Approvals
Schedule 3.8(a)     Financial Statements
Schedule 3.8(b)     Other Liabilities
Schedule 3.9             Certain Changes
Schedule 3.11            Real Property
Schedule 3.12            Personal Property
Schedule 3.14            Contracts
Schedule 3.15            Litigation
Schedule 3.17            Environmental Matters
Schedule 3.18            Compliance with Other Laws
Schedule 3.19            Customers and Suppliers
Schedule 3.20            Intellectual Property
Schedule 3.22            Employee Benefits
Schedule 3.23            Taxes
Schedule 3.25            Product Warranties and Product Warranty Claims
Schedule 3.26            Insurance
Schedule 3.28            Banking and Agency Arrangements
Schedule 3.29            Affiliated Transactions
Schedule 6.4             Employee Matters
Schedule 6.8             Third Party Litigation
Schedule 7.1(e)     Consents

                           SHARE PURCHASE AGREEMENT


          THIS SHARE PURCHASE AGREEMENT ("Agreement") is made as of November 7,
                                          ---------
1997 by and between STANDARD PACIFIC CORP., a Delaware corporation ("Standard
                                                                     --------
Pacific"), and HON INDUSTRIES INC., an Iowa corporation ("HON").
-------                                                   ---

                                R E C I T A L S:
                                ---------------


          A. Standard Pacific owns all of the issued and outstanding Common Stock, $0.01 par value (the "Shares") of Panel Concepts, Inc., a Delaware
                             ------
corporation ("Panel Concepts"), with its principal offices located in Santa Ana,
              --------------
California.

          B.  Panel Concepts is in the business (the "Business") of designing,
                                                      --------
manufacturing, supplying and selling office furniture systems, office partitions, office furniture (including seating), and office furniture components, including shelves, work surfaces and drawer pedestals (collectively, the "Products" ).
     --------

          C. Standard Pacific desires to sell, and HON desires to purchase, the Shares pursuant to this Agreement.

          NOW, THEREFORE, HON and Standard Pacific, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1

                            TERMS OF THE TRANSACTION
                            ------------------------


          1.1  Purchase and Sale of Shares. On the terms and subject to the
               ---------------------------
conditions of this Agreement, on the Closing Date (as hereinafter defined), Standard Pacific shall sell, transfer and assign to HON, and HON shall purchase and acquire from Standard Pacific, all of the Shares, free and clear of all claims, liens, charges, assessments, security interests, pledges, restrictions and other encumbrances of any nature whatsoever (collectively, "Liens").
                                                                -----

          1.2  Purchase Price. The purchase price (the "Purchase Price") for the
               --------------                           --------------
Shares shall be the Adjusted Book Value (as hereinafter defined) of Panel Concepts as of the Closing Date, plus $6,000,000.

          1.3  Payment of Purchase Price. At the Closing (as defined in (Section
               -------------------------                                 -------
2.1) of the transactions contemplated hereby, HON shall wire transfer the amount of $8,378,856 (the "Closing Date Payment Amount"), which is equal to the sum of
(i) the Adjusted Bo ok Value (as hereinafter defined) of Panel Concepts as of September 30, 1997 (the "Target Book Value Amount") as agreed to by the parties
                         -------------------------
and set forth in the balance sheet attached hereto as Exhibit A (the "Pre-
                                                      ---------       ---
Closing Balance Sheet"), plus (ii) $6,000,000, minus (iii) $500,000 (the
---------------------
"Holdback Amount"), in immediately available funds to such bank account
 ---------------
designated by Standard Pacific in writing at least one business day prior to the Closing.

          1.4  Closing Balance Sheet Adjustments.
               ---------------------------------

          (a)  Preparation of Closing Balance Sheet.  As soon as reasonably
               ------------------------------------
practicable, but not later than 30 days after the Closing Date, Standard Pacific, with the assistance and cooperation of the personnel of Panel Concepts (who, for these purposes, will be under the direction and supervision of Standard Pacific), will prepare and deliver to HON (i) a balance sheet (the "Closing Balance Sheet") of Panel Concepts as of the close of business on the
----------------------
Closing Date and (ii) a calculation of Adjusted Book Value as of the Closing Date (the "Adjustment Statement"). Except as otherwise provided in this Section
           --------------------                                          -------
1.4, the Closing Balance Sheet shall be prepared and Adjusted Book Value shall
---
be calculated in accordance with generally accepted accounting principles as in effect on the date of this Agreement ("GAAP"), applied on a basis consistent
                                       ----
with the preparation of the Pre-Closing Balance Sheet. After the Closing Date, for the purpose of preparing the Closing Balance Sheet, Standard Pacific and its employees, accountants and representatives shall have full access, at all reasonable times and in a manner not disruptive to the ongoing operation of Panel Concepts, to the books, records and properties of Panel Concepts reasonably necessary for the preparation of the Closing Balance Sheet, and all personnel of Panel Concepts reasonably requested by Standard Pacific.

          (b) Review of Adjustment Statement. HON shall have 30 days in which to review the Closing Balance Sheet and the Adjustment Statement. For such purpose, Standard Pacific shall afford HON and HON's agents and representatives reasonable access to all work papers used by Standard Pacific to prepare the Closing Balance Sheet and the Adjustment Statement. Within 30 days after receipt of the Closing Balance Sheet, HON shall either inform Standard Pacific in writing that the Adjusted Book Value is acceptable or object to the Adjustment Statement in writing setting forth a description of its objections. If HON so objects and HON and Standard Pacific do not resolve such objections on a mutually agreeable basis within 90 days after Standard Pacific's receipt thereof, the disagreement shall be resolved within an additional 60 day period by an independent accounting firm of national reputation jointly selected by
HON and Standard Pacific (the "Independent Firm"). The decision of the Independent Firm shall be final and binding upon HON and Standard Pacific. Upon the agreement of HON and Standard Pacific or the decision of the Independent
                                                                 -----------
Firm, or if HON fails to deliver an objection to Standard Pacific within the 30
----
day period provided above, the Closing Balance Sheet (as adjusted, if necessary) and the determination of Adjusted Book Value shall be deemed the final and conclusive. HON and Standard Pacific shall bear the fees, costs and expenses of their own accountants and shall share equally the fees, costs and expenses of the Independent Firm.

          (c)  Adjusted Book Value. The term "Adjusted Book Value" shall mean
               -------------------            -------------------
the net book value of Panel Concepts, as set forth on the Closing Balance Sheet, and adjusted as follows:

     i) Cash, all obligations owing from Standard Pacific or any of its Affiliates (as hereinafter defined) to Panel Concepts (which shall be repaid or canceled pursuant to Section 5.8), all obligations, if any,
                                         -----------
          owing from Panel Concepts to Standard Pacific or any Affiliate of Standard Pacific (which will be canceled pursuant to Section 5.8),
                                                               -----------
          current and deferred tax accounts and Pre-closing Sale Property (as defined in Section 1.6 and related shut-down reserves), shall not be
                     -----------
          included (in the calculation or as assets or liabilities of Panel Concepts at the time of Closing, and Panel Concepts will be entitled to dividend or otherwise transfer such assets to itself or to any third party designee for no consideration prior to the Closing).

     ii) Any prepaid advertising or North Carolina taxes, tooling and production equipment not usable in production of current or new Products shall be valued at zero.

     iii) Usable inventory stocked in excess of 270 days of either past or forecasted usage shall be valued at zero. Usable inventory stocked in excess of 90 days of either past or forecasted usage shall be discounted 33% of cost and usable inventory stocked in excess of 180 days of either past or forecasted usage shall be discounted an additional 33% of cost. Inventory associated with the "Omnific Chair" line of Products (the "Omnific Chair Inventory") shall be excluded
                                 -----------------------
          from the valuation of Panel Concepts' inventory.

     iv) The liabilities for which HON would be indemnified by Standard Pacific as set forth in Sections 8.1 and 10.2 shall be excluded.
                          ------------     ----

     v) Any allowance for doubtful Accounts Receivable would be excluded from the valuation of Panel Concepts' Accounts Receivable.

          (d)  Purchase Price Adjustment.
               -------------------------

     i) If the Adjusted Book Value as of the Closing exceeds the Target Book Value Amount, then HON shall pay Standard Pacific (A) 100% of the Holdback Amount, plus (B) the amount by which the Adjusted Book Value exceeds the Target Book Value Amount.

     ii) If the Adjusted Book Value as of the Closing equals the Target Book Value Amount, HON shall pay Standard Pacific 100% of the Holdback Amount.

     iii) If the Adjusted Book Value as of the Closing is less than the Target Book Value Amount by an amount (the "X Shortfall Amount") equal to or
                                               ------------------
          less than the Holdback Amount, (A) HON shall pay to Standard Pacific an amount (the "Net Holdback Amount") equal to the Holdback Amount
                          -------------------
          less the X Shortfall Amount, and (B) HON shall be entitled to retain the X Shortfall Amount.

     iv) If the Adjusted Book Value as of the Closing is less than the Target Book Value Amount by an amount (the "Y Shortfall Amount") greater than
                                               ------------------
          the Holdback Amount, (A) Standard Pacific shall pay to HON the Y Shortfall Amount less the Holdback Amount, and (B) HON shall be entitled to retain 100% of the Holdback Amount.

     v)   All amounts payable pursuant to this Section 1.4 shall be paid on the
                                               -----------
          first business day following the final determination of Adjusted Book Value pursuant to Section 1.4(b) by wire transfer of immediately
                            -------------
          available funds to such bank account designated by the recipient in writing.

          1.5  Adjustment for Uncollected Receivables. (a) If Standard Pacific
               --------------------------------------
or any of its Affiliates receives any payment relating to any Accounts Receivable outstanding on or after the Closing Date (other than Accounts Receivable transferred to Standard Pacific pursuant to Section 1.5(d)), such
                                                       -------------
payment shall be the property of, and shall be immediately forwarded and remitted to, Panel Concepts. Standard Pacific or such Affiliate will promptly endorse and deliver to Panel Concepts any cash, checks or other documents received by Standard Pacific on account of any such Accounts Receivable. Standard Pacific or such Affiliate shall advise Panel Concepts (promptly following Standard Pacific's becoming aware thereof) of any counterclaims or set-offs that may arise subsequent to the Closing Date with respect to any Accounts Receivable.

          (b) After the Closing Date, HON shall and shall cause Panel Concepts to use commercially reasonable efforts consistent with prior ordinary course business practi ces of Panel Concepts, to collect all Accounts Receivable; provided, however, that neither HON nor Panel Concepts shall be
--------  -------
obligated to continue to do business with any Person (as hereinafter defined) if HON believes such continuation will not be in its best interests, and shall not be obligated to initiate litigation or to turn any of such Accounts Receivable over to a collection agency or attorney.

          (c) HON shall deliver a true and correct list of the Accounts Receivable aging within fifteen (15) business days following the end of each month and the expiration of each period during which such Accounts Receivable are deemed "uncollectible" in accordance with this Section 1.5. Accounts
                                                   -----------
Receivable shall be deemed "uncollectible" if remaining unpaid 120 days after the Closing Date, except in the case of Accounts Receivable relating to Panel Concepts' contract with the General Services Administration, which shall be deemed uncollectible if remaining unpaid 180 days after the Closing Date.

          (d) Within ten (10) business days after Standard Pacific's receipt of each Accounts Receivable aging report setting forth the Accounts Receivable deemed uncollectible pursuant to Section 1.5(c), Standard Pacific shall purchase
                                 --------------
(without recourse to Panel Concepts) such uncollectible Accounts Receivable then remaining unpaid for a purchase price equal to the face amount thereof. Upon Standard Pacific c's repurchase of any unpaid Account Receivable pursuant to this Section 1.5(d), (i) HON shall and shall cause Panel Concepts to promptly
     -------------
deliver to Standard Pacific any tangible evidence of such Account R eceivable then in the possession of HON or Panel Concepts or under their control, and (ii) Standard Pacific shall be entitled to take any and all actions which it may deem necessary or desirable in order to collect such unpaid Account Receivable. HON shall and shall cause Panel Concepts to, from time to time after such repurchase, execute and deliver to Standard Pacific such instruments and other documents as Standard Pacific may reasonably request to assist Standard Pacific in its collection effort. In the event that any payment received by HON or Panel Concepts is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale of inventory in the ordinary course of Business after the Closing Date (a "New Receivable") such
                                                       --------------
payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Account Receivable being
--------  -------
contested or disputed by the payor thereof no portion of the amount in dispute shall be deemed to have been collected by HON or Panel Concepts in respect of the Account Receivable due from such customer (unless otherwise directed by the customer) until all amounts owned by such customer to Panel Concepts for New Receivables have been paid or such dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Accounts Receivable shall be applied in accordance with the priorities set forth above in this Section
                                                                     -------
1.5(d)) and (ii) the foregoing priorities shall not apply to sums received by
------
HON or Panel Concepts which are specifically identified by the customer as being tendered in payment of a New Receivable. HON agrees not to and to cause Panel Concepts not to induce any customer to identify any payment as being in respect of a New Receivable, except in the event Panel Concepts reasonably determines to sell to said customer on a C.O.D. basis only. HON will and will cause Panel Concepts to cooperate, at Standard Pacific's expense, with Standard Pacific in collecting any Accounts Receivable which are purchased by Standard Pacific pursuant to this Section 1.5(d).
                 --------------

          (e) Any sums received by HON or Panel Concepts in respect of Accounts Receivable after their purchase by Standard Pacific pursuant to Section 1.5(d)
                                                                --------------
hereof, shall be promptly transmitted by HON or Panel Concepts, as the case may be, to Standard Pacific. HON hereby grants and shall cause Panel Concepts to grant to Standard Pacific a power of attorney to endorse and cash any checks of instruments made payable or endorsed to HON or Panel Concepts received by Standard Pacific with respect to the Accounts Receivable which are purchased by Standard Pacific pursuant to Section 1.5(d).
                             --------------

          (f)  The term "Accounts Receivable" shall mean all accounts
               ------------------
receivable relating to sales made prior to Closing, including deferred receivable, of Panel Concepts (including royalties receivable), any payments received with respect thereto after the Closing Date, unpaid interest accrued on any such accounts receivable and any security or collateral relating thereto.

          1.6  Sale or Distribution of Certain Property. Prior to the Closing
               ----------------------------------------
Date and as a condition precedent to the Closing hereunder, Standard Pacific shall cause Panel Concepts to transfer, for no consideration or such consideration as Standard Pacific may determine in its sole discretion, certain property identified on Schedule 1.6 ("Pre-closing Sale Property"), including
                       ------------   -------------------------
Panel Concepts' interest in its plant and equipment located at Greensboro, North Carolina ("NC Property"), the Omnific Chair Inventory and the "Omnific" trade
           -----------
name and any related commercial symbols to a third party purchaser or to Standard Pacific or an Affiliate of Standard Pacific (each a "Transferee").
                                                              ----------
Panel Concepts shall distribute by dividend or otherwise any proceeds of such transactions to Standard Pacific or its designee prior to the Closing. The transactions described in this Section 1.6 are referred to in this Agreement
                               -----------
collectively as the "Pre-closing Transfer Transactions".
                     ---------------------------------

          1.7  Adjustment for Physical Inventory. On December 6 and 7, 1997, HON
               ---------------------------------
will perform and complete a physical inventory (the "Physical Inventory") of
                                                     ------------------
Panel Concepts' inventory to determine Panel Concepts' inventory as of the Closing Date; provided, that, if the Closing does not occur on December 1, 1997, then the Physical Inventory shall be performed on such other day or days shortly following the Closing as the parties shall mutually agree. Standard Pacific and its employees, accountants and representatives shall, to the extent requested by Standard Pacific, be permitted to attend and observe all aspects of the Physical Inventory. In the event the Physical Inventory would result in an adjustment of less than plus or minus 5% of the value of Panel Concepts' inventory as set forth in the Closing Balance Sheet prepared by Standard Pacific pursuant to
Section 1.4(a), then no adjustment shall be made to the value of the inventory
--------------
as set forth in such Closing Balance Sheet. In the event that the Physical Inventory would result in an adjustment of more than plus or minus 5% in the value of Panel Concepts' inventory as set forth in such Closing Balance sheet, then, the value of the inventory on the Closing Balance Sheet shall be adjusted, but only to the extent of the portion of the adjustment exceeding the 5% threshold.

                                   ARTICLE 2

                                    CLOSING
                                    -------


          2.1  Time and Place. Except as otherwise mutually agreed upon by
               --------------
Standard Pacific and HON, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gibson, Dunn &
                -------
Crutcher in Irvine, California at 10:00 a.m., on December 1, 1997, or at such other time and place as the parties shall agree upon in writing (the "Closing
                                                                      -------
Date"). The Closing shall be deemed effective at 12:01 a.m. Pacific Daylight
----
Time on the Closing Date.

          2.2  Deliveries by Standard Pacific. At the Closing, Standard Pacific
               ------------------------------
shall deliver the following to HON:

          (a) Certificates representing all of the Shares, together with duly executed stock transfer powers endorsed in blank or accompanied by duly executed instruments of transfer.

          (b) A receipt duly executed by Standard Pacific acknowledging receipt of the Closing Date Payment Amount.

          (c)  Copies of all documents related to the Pre-closing Transfer

Transactions, including, without limitation, all transfer and assignment agreements (collectively, the "Pre-closing Transfer Agreements").
                               -------------------------------

          (d) Recent good standing certificate for Panel Concepts issued by the Secretary of State of the State of Delaware.

          (e) Recent good standing certificate for Panel Concepts issued by the Secretary of State of the State of California.

          (f) Copies of (A) the resolutions of the Board of Directors of Standard Pacific authorizing and approving the transfer of Shares, (B) Panel Concepts' Articles of Incorporation and (C) Panel Concepts' By-laws, each certified by an officer of Standard Pacific and Panel Concepts to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

          (g) The resignations of the members of the Board of Directors and prior to the Closing, officers of Panel Concepts.

          (h) A certificate signed by an authorized officer of Standard Pacific and dated the Closing Date certifying that (i) each of the representations and warranties made by Standard Pacific in this Agreement is true and correct as of the Closing Date in all material respects and (ii) all of the terms, covenants and conditions of this Agreement to be complied with and performed by Standard Pacific on or before the Closing Date have been complied with and performed in all material respects.

          (i) Evidence of all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements ("Consents") from all Governmental Authorities (as hereinafter
             --------
defined) and any Persons necessary to authorize, approve or permit the execution, delivery and performance by Standard Pacific of this Agreement or the consummation of the transactions contemplated hereby to the extent obtained by Standard Pacific or Panel Concepts on or prior to the Closing Date pursuant to
Section 7.1(e).
--------------

          (j) A certificate signed by an authorized officer of Standard Pacific under Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, in a form reasonably
 ----
acceptable to HON, setting forth Standard Pacific's taxpayer identification number and stating that Standard Pacific is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

          (k) Such other documents, instruments and certificates as HON may reasonably request in connection with the transactions contemplated by this Agreement.

          2.3  Deliveries by HON. At the Closing, HON shall deliver the
               -----------------
following to Standard Pacific:

          (a)  The Closing Date Payment Amount.

          (b) A cross-receipt duly executed by HON acknowledging receipt of the Shares.

          (c) A copy of the resolutions of the Board of Directors of HON authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, certified by the Secretary or an Assistant Secretary of HON to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

          (d) A certificate signed by an authorized officer of HON and dated the Closing Date certifying that (i) each of the representations and warranties made by HON in this Agreement is true and correct as of the Closing

Date in all material respects and (ii) all of the terms, covenants and conditions of this Agreement to be complied with and performed by HON on or before the Closing Date have been complied with and performed in all material respects.

          (e) Evidence of all Consents from all Governmental Authorities and any Persons necessary to authorize, approve or permit the execution, delivery and performance by HON of this Agreement or the consummation of the transactions contemplated hereby to the extent obtained by HON on or prior to the Closing Date pursuant to Section 7.2(e).
                 --------------

          (f) Such other documents, instruments and certificates as Standard Pacific may reasonably request for the transactions contemplated by this Agreement.

          2.4  Other Closing Documents. At the Closing, Standard Pacific, Panel
               -----------------------
Concepts and HON shall execute and deliver a transition services agreement, substantially in the form attached hereto as Schedule 2.4, concerning the provision of employee benefits following the Closing Date.


                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF STANDARD PACIFIC
               --------------------------------------------------

          Standard Pacific makes the following representations and warranties to
HON:

          3.1  Organization; Power and Authority. Each of Standard Pacific and
               ---------------------------------
Panel Concepts is a corporation duly organized, validly existing and in good standing under the laws of its State of Incorporation and each has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Panel Concepts is duly qualified or licensed to do business as a foreign corporation and is in good standing in the State of California and in each other jurisdiction in which the ownership of its assets and properties or the conduct of its Business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the Business or the assets, results of operations or financial condition of Panel Concepts (a "Material Adverse Effect").

          3.2  Authorization, Execution and Validity of Agreement. Standard
               --------------------------------------------------
Pacific has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Standard Pacific of this Agreement and the consummation by Standard Pacific of the transactions contemplated hereby have been duly authorized by the Board of Directors of Standard Pacific, and no other corporate action on the part of Standard Pacific is necessary to authorize this Agreement or for Standard Pacific to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Standard Pacific, and, assuming the due authorization, execution and delivery by HON, constitutes a legal, valid and binding obligation of Standard Pacific, enforceable against Standard Pacific in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

          3.3   Subsidiaries, Affiliates, Joint Ventures and Investments. Panel
                --------------------------------------------------------
Concepts has no direct or indirect ownership interest in, by way of stock ownership or otherwise, any corporation, association or business enterprise. Except as reflected in the Financial Statements (as hereinafter defined), Panel Concepts does not have any investments in any other firms, persons or corporations.

          3.4  Capitalization. The authorized capital stock of Panel Concepts
               --------------
consists of 1000 shares of Common Stock, $0.01 par value, of which 10 are issued and outstanding. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable and free of any pre-emptive rights in respect thereto. There are no authorized or outstanding (i) options, warrants, subscriptions, calls, commitments, rights or other agreements of any character to purchase or otherwise acquire from Panel Concepts shares of capital stock of any class, (ii) securities of Panel Concepts that are convertible into, or exchangeable or exercisable for, shares of any class of capital stock of Panel Concepts, (iii) options, warrants or other rights to acquire from Panel Concepts any such convertible, exchangeable or exercisable securities, or (iv) any other contracts, commitments, agreements, understandings or arrangements of any kind relating, directly or indirectly, to the issuance by Panel Concepts of any shares of its capital stock. There are no voting trusts or other agreements or understandings to which Panel Concepts or Standard Pacific is a party with respect to the capital stock of Panel Concepts.

          3.5   Title to Shares. Standard Pacific is the beneficial and record
                ---------------
owner of all of the Shares, free and clear of all Liens. At the Closing, HON will acquire good and marketable title to the Shares, free and clear of all Liens. Such Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws. Other than this Agreement, there are no options, warrants, calls, commitments or rights of any character under which Standard Pacific may be obligated to sell or transfer any of the Shares.

          3.6  Organizational Records. The books of account, minute books, stock
               ----------------------
record books, and other records of Panel Concepts, all of which have been made available to HON, are complete and correct and have been maintained in accordance with sound business practices. The minute books of Panel Concepts contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Panel Concepts, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of Panel Concepts.

          3.7  Consents and Approvals; No Violation.
               ------------------------------------

          (a)  Except as set forth on Schedule 3.7, neither the execution,
                                     ------------
delivery and performance by Standard Pacific of this Agreement nor the consummation of the transactions contemplated hereby including, without limitation, the Pre-closing Transfer Transactions, will:

          (i) conflict with or violate any statute, law, rule, regulation, ordinance, order, judgment, award, writ, injunction or decree (collectively, "Laws") of any federal, state or local government or
                     ----
     political subdivision thereof, governmental or regulatory agency, authority, entity, commission, court or other instrumentality ("Governmental Authority"), except (a) to the extent that such conflict or
       ----------------------
     violation would not have a Material Adverse Effect or (b) as would occur solely as a result of the identity or the legal or regulatory status of HON or any of its Affiliates.

          (ii) violate the Certificate of Incorporation or By-laws of Standard Pacific or the Certificate of Incorporation or By-laws of Panel Concepts,

          (iii) require any Consent of, or the registration, declaration or filing of any document or report with or notification to, any Governmental Authority, except (a) where the failure to obtain such

     Consent could not reasonably be expected to have a Material Adverse Effect and (b) as would be required solely as a result of the identity or the legal or regulatory status of HON or any of its Affiliates.

          (iv) violate or conflict with, result in a breach of or constitute (with or without due notice or the passage of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of the performance of or the loss of a benefit under, any material Contract or material Permit (the terms Contract and Permit being hereinafter defined), to which Panel Concepts, Standard Pacific or any of its subsidiaries is a party to or to which Panel Concepts, Standard Pacific, any of its subsidiaries or any of their assets are subject, or

          (v)  result in the creation of any Lien on any assets of Panel
     Concepts.

          3.8  Financial Information.
               ---------------------

          (a)  Financial Statements. Standard Pacific has previously furnished
               --------------------
to HON copies of the unaudited September 30, 1997 balance sheet and income statement of Panel Concepts and the audited consolidated balance sheet of Panel Concepts as of and for the years ended December 31, 1996, 1995, and 1994, and related consolidated statements of operations, consolidated statement of shareholders' equity and consolidated statements of cash flows, for the fiscal year then ended (together with notes thereto), certified by Arthur Andersen, L.L.P., Panel Concepts' independent public accountants, and accompanied by their reports thereon (collectively, the "Financial Statements"). The Financial
                                    --------------------
Statements fairly present in all material respects the financial condition, results of operations, and cash flows of Panel Concepts as of the dates and for the periods presented therein in accordance with GAAP applied on a consistent basis throughout the period indicated, except as otherwise noted therein or in the related notes thereto or as set forth on Schedule 3.8(a) of the Disclosure
                                             --------------
Schedule.

          (b) Absence of Undisclosed Liabilities.  Panel Concepts has no debts,
              ----------------------------------
liabilities or obligations, including any liabilities arising out of any illegal or concealed conditions, whether absolute, accrued, contingent or otherwise, and whether known or unknown, including, without limitation, liabilities for Taxes (as hereinafter defined), except for those (i) set forth in or reserved against on the Financial Statements, (ii) liabilities incurred in the ordinary course of business since September 30, 1997, which are not in the aggregate material, and which are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, (iii) liabilities disclosed on Schedule 3.8(b), and (iv) liabilities reflected in the Closing
             ---------------
Balance Sheet as finally determined.

          3.9 Absence of Certain Changes. Except as disclosed on Schedule 3.9
              --------------------------                         ------------
and as contemplated by Sections 1.4(c)(i) and 1.6, since September 30, 1997 and
                       ------------------     ---
on or before the date of this Agreement, none of the following actions has occurred:

          (a) any material change in the assets, financial position, results of operations or business of Panel Concepts,

          (b) any damage, destruction or casualty loss (whether or not covered by insurance) to the owned or leased property or assets of Panel Concepts involving an amount in excess of $50,000,

          (c) any amendment or termination of any Contract, Lease or Permit of Panel Concepts, other than in the ordinary course of business,

          (d) any sale, lease, or other disposition of any properties or assets of Panel Concepts, other than assets sold, leased or otherwise disposed of in the ordinary course of business,

          (e) any increase in the compensation payable or benefits provided to any of the employees of Panel Concepts (the "Employees"), except for annual
                                                  ---------
     increases in compensation of non-executive Employees consistent with past practices none of which exceeded 4%, or

          (f) any agreement or commitment to take any action described in this
     Section 3.9.
     -----------

          3.10 Payables. Panel Concepts has experienced or suffered no undue
               --------
delay in its payment of its liabilities and obligations to its trade creditors (including suppliers) or trade debt.

          3.11 Real Property.
               -------------

          (a)  Schedule 3.11 contains a complete list and description of all of
               -------------
the real property owned by Panel Concepts (the "Real Property") and all of the
                                                -------------
leases (the "Leases") of real property (the "Leased Property") to which Panel
             ------                          ---------------
Concepts is a party or is bound. True and correct copies of all such leases have previously been delivered by Standard Pacific to HON. Except as set forth on Schedule 3.11, the Real Property and the Leased Property represent all of the
   -------------
real estate interests used, owned or occupied by Panel Concepts during the five-year period prior to the date of this Agreement.

          (b) Panel Concepts has good and marketable fee simple title to the Real Property identified on Schedule 3.11 free and clear of all Liens, other
                            -------------
than (i) Liens for taxes not yet due, (ii) imperfections in title, if any, not material in amount and which, individually or in aggregate, do not materially interfere with the conduct of the Business, (iii) the matters set forth on
Schedule 3.11 hereto, and (iv) installments of special assessments not yet
-------------
delinquent, recorded easements, covenants and other restrictions, and utility easements, building restrictions, zoning restrictions and other easements and restrictions existing generally with respect to properties of a similar character. Panel Concepts has the right to occupy and use the Leased Property described on, Schedule 3.11 in accordance with the terms of the applicable
              ------------
Leases. Except as disclosed on Schedule 3.11, to the best of Standard Pacific's
                               -------------
knowledge, no claim has been asserted against Panel Concepts adverse to Panel Concepts' rights in such real estate interests.

          (c) Each Lease is in full force and effect. Neither Panel Concepts nor, to the best of Standard Pacific's knowledge, any other party thereto, is in breach thereunder or in default thereunder (with or without lapse of time or the giving of notice or both).

          (d) The Real Property and the Leased Property, and the present use by Panel Concepts of such real estate, does not violate any zoning, land use or other Law, except for such violations as would not in the aggregate have a Material Adverse Effect.

          3.12  Personal Property. Except as set forth on Schedule 3.12, Panel
                -----------------                         -------------
Concepts has good and marketable title to all personal property reflected on the September 30, 1997 Balance Sheet and all personal property acquired by Panel Concepts since the date thereof free and clear of all Liens, other than (a) property that has been disposed of in the ordinary course of business, (b) property disposed of pursuant to Sections 1.4(c)(i) or 1.6, (c) Liens for taxes
                                 ------------------    ---
not yet due, and (d) imperfections in title, if any, not material in amount and which, individually or in the aggregate, do not materially interfere with the conduct of the Business.

          3.13   Condition of Assets. The buildings, plants, structures,
                 -------------------
equipment, and other assets of Panel Concepts are structurally sound, are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment or assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

          3.14 Contracts.
               ---------

          (a)  Schedule 3.14 sets forth a list, as of the date hereof, of the
               -------------
following contracts, agreements, commitments or arrangements or other legally binding contractual rights or obligations (including court orders, injunctions and settlement agreements) (collectively, "Contracts") to which Panel Concepts
                                           ---------
is a party or by which Panel Concepts or any of its assets is bound:

          (i) any employment, severance, management, or consulting agreement, or any other similar Contract involving compensation for employment or consulting services rendered or to be rendered;

          (ii) any distributorship, agency, manufacturer's representative or similar Contract;

         (iii) any collective bargaining agreement with any collective bargaining group or labor union;

          (iv) any credit agreement, loan agreement, indenture, note, bond, mortgage, security agreement, loan commitment, conditional sale or title retention agreement, equipment financing obligation or other evidence of indebtedness, or other Contract relating to the borrowing of funds by Panel Concepts;

          (v) guarantee, indemnity or similar Contract which by its terms Panel Concepts could (whether or not subject to such contingencies) be required to make payments in excess of $10,000 with respect to or as a result of liabilities, losses, costs or expenses paid or incurred by another Person, other than that certain guaranty of Standard Pacific's obligations under a credit agreement with Bank of America NT&SA, which guaranty will be terminated simultaneously with the Closing;

          (vi) any Contract with respect to letters of credit, surety or other bonds or pursuant to which any of the assets of Panel Concepts is or is to be subjected to a Lien;

          (vii) any open sales order involving amounts in excess of $100,000 which is not terminable by Panel Concepts at will without payment or penalty;

          (viii) any purchase order or requirements contract involving amounts in excess of $50,000 which is not terminable by Panel Concepts at will without payment or penalty;

          (ix) any equipment lease requiring annual expenditures involving amounts in excess of $50,000 which is not terminable by Panel Concepts at will without payment or penalty;

          (x) any vehicle lease which is not terminable by Panel Concepts at will without payment or penalty;

          (xi) any Contract for the purchase or sale of any assets (other than purchases or sales of inventory in the ordinary course of business consistent with past practice) involving the payment or potential payment, pursuant to the terms of any such Contract, by or to Panel Concepts of more than $75,000;

          (xii) any Contract limiting or restricting the ability of Panel Concepts from entering into or engaging in any market or line of business or competing against any Person;

          (xiii) any Contract creating a joint venture or partnership arrangement;

          (xiv) any Contract with Standard Pacific, any Affiliate of Standard Pacific, or any officer, director or employee of Panel Concepts;

          (xv) any Contract relating to the release, transportation or disposal of Hazardous Materials (as hereinafter defined) or the clean-up, abatement or other actions in connection with any Environmental Damages (as hereinafter defined);

          (xvi) any Contract relating to any domestic and foreign patent, trade name, trademark, trade dress, trade secret, design registration, inventors certificate, process, formula, know-how, engineering data, software, hardware, technology, assumed name right, copyright or service mark, and all registrat ions and applications therefor, and all extensions, reissuances or reexaminations thereof, that are owned, licensed or used by Panel Concepts (the "Intellectual Property"), other than licenses of off-
                          ---------------------
     the-shelf software and other licenses of rights which are not material to the Business or financial condition of Panel Concepts;

          (xvii) any Contract for capital expenditures or the acquisition or construction of fixed assets;

          (xviii) any Contract with any Governmental Authority; or

          (xix) any Contract other than the Contracts listed above which involves aggregate future payments by or to Panel Concepts in excess of $75,000, or which is otherwise material to Panel Concepts.

          (b) Standard Pacific has delivered to or made available to HON true and correct copies of all of the Contracts and any amendments thereto. All of the Contracts are valid, binding and enforceable obligations of Panel Concepts, as the case may be, and are in full force and effect. There has been no breach of any Contract by Panel Concepts or, to the best of Standard Pacific's knowledge, any other Person that has not been waived or cured.

          3.15 Litigation. Except as set forth on Schedule 3.15 or Sections 3.17
               ----------                         -------------    -------------
or 3.18 herein, there is no claim, action, suit, litigation, investigation,
   ----
administrative proceeding, arbitration or other proceeding ("Legal Proceeding")
                                                             ----------------
that is pending or, to the best of Standard Pacific's knowledge, threatened against Panel Concepts. Set forth on the Schedule 3.15 is a description of (i)
                                         -------------
all Legal Proceedings brought or, to the best of Standard Pacific's knowledge, threatened against Panel Concepts or its Affiliates or predecessors-in-interest during the five-year period preceding the date hereof, together with a description of the outcome or present status thereof, and (ii) all judgments, orders, decrees, writs or injunctions entered into by or against Panel Concepts.

          3.16 Permits. Panel Concepts has obtained all licenses, permits,
               -------
approvals, certifications, variances, waivers or consents issued by any Governmental Authority (coll ectively, the "Permits") which are required to be
                                            -------
obtained by it under all applicable Laws, including Environmental Laws (as hereinafter defined). Panel Concepts is in full compliance with all material terms and conditions of such Permits.

          3.17 Environmental Matters.
               ---------------------

          (a)  Except as set forth in Schedule 3.17:
                                     -------------

          (i) Panel Concepts is in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws;

          (ii) neither Panel Concepts, nor any other previous owner, tenant, occupant or user of the Real Property, the Leased Property or any other real property owned leased or operated by Panel Concepts or its predecessors in interest (collectively, the "Property") nor any other
                                                  --------
     Person has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, resulting in the emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Property, nor have any Hazardous Materials migrated from the Property to, upon, about or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties to, upon, about or beneath the Property;

          (iii) there are no past or present violations of Environmental Laws on the Property or elsewhere, nor any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which gives rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, or proceeding, against Panel Concepts based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Materials;

          (iv) no underground improvements, including but not limited to treatment or storage tanks, sumps or water, gas or oil wells, are or have been located on the Property; and

          (v) Panel Concepts has taken all actions necessary under applicable Environmental Laws to register any Products or materials required to be registered by Panel Concepts (or its agents) thereunder.

     (b) For purposes of this Agreement, the following terms have the following meanings:

          (i) "Environmental Damages" means any and all liabilities which are
               ---------------------
     incurred at any time as a result of the existence at or prior to Closing of Hazardous Material upon, about, beneath the Property or migrating or threatening to migrate to or from the Property, or the presence upon, about or beneath any other property of Hazardous Materials generated by or otherwise relating to the Business, or the violation prior to the Closing of Environmental Laws, regardless of whether the existence of such Hazardous Material or the violation of Environmental Laws arose prior to the present ownership or operation of the Property or the Business, and including without limitation:

          (1) Damages for personal injury, or injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property, and penalties;

          (2) Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of Hazardous Materials or violation of Environmental Laws including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its intended use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

          (3) Liability to any third person or Governmental Authority to indemnify such Person or agency for costs expended in connection with the items referenced in Section 10.2; and
                                            ------------

          (4) Diminution of the value of the Property and damages for the restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property.

          (ii) "Environmental Laws" means all applicable Laws, Permits and similar items of all Governmental Authorities and all applicable judicial, administrative, and regulatory judgments, decrees, orders, writs or injunctions relating to the protection of human health or the environment, including, without limitation:

          (1) All requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials;

          (2) All requirements pertaining to the protection of the health and safety of employees or the public; and

          (3) All other limitations, restrictions, conditions, standards, prohibitions, obligations, schedules and timetables contained therein or in any notice or demand letter issued, entered, promulgated or approved thereunder.

         (iii) "Hazardous Material" means any substance:
                ------------------

          (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

          (2) which is itself or contains a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, applicable state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S) 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.).

     3.18 Regulatory Compliance. Except as disclosed on Schedule 3.18 or in
          ---------------------                         -------------
Section 3.16 or 3.17 herein, Panel Concepts has complied with all Laws
------------    ----
(including, without limitation, zoning ordinances, Environmental Laws, building codes, civil rights laws, wages, hours, collective bargaining, occupational health and safety, antitrust, consumer protection, currency exchange, equal opportunity, pensions, securities, and trading-with-the-enemy) applicable to it and to the conduct of its Business, except for such failures to comply as would not in the aggregate have a Material Adverse Effect. Panel Concepts is not in default under, and no event has occurred which, with the lapse of time, giving of notice or action by a third party, could result in default under, the terms of any judgment, decree, order, injunction or writ of any Governmental Authority, whether at law or in equity, issued or entered against Panel Concepts.

          3.19  Customers and Suppliers.  The attached Schedule 3.19 contains
                -----------------------                -------------
a list of (a) Panel Concepts's ten largest customers for the year ended December 31, 1996, and (b) Panel Concepts' top ten dollar volume vendors for the year ended December 31, 1996. Panel Concepts has not been advised by any customer or supplier representing purchases and sales of 5% or more of total sales for the year ended December 31, 1996, that such customer or supplier was terminating its relationship with Panel Concepts or would not continue to purchase Products or services from Panel Concepts in the future because of any dissatisfaction with Panel Concepts' performance, or for any other reason. Panel Concepts is not aware of any adverse conditions affecting the supply of materials available to Panel Concepts that would have a Material Adverse Effect.

          3.20  Intellectual Property.
                ---------------------

          (a)   Schedule 3.20 attached hereto sets forth a complete and correct
                -------------
list (with an indication of the record owner and identifying number) of all domestic and foreign patents, design registrations, inventors certificates, trademarks, service marks, trade names and copyrights for which registrations have been obtained (and all applications for, or extensions or reissuances or reexaminations, or provisional applications of, any of the foregoing) which are owned by Panel Concepts (the "Registered Intellectual Property"). True, correct
                              --------------------------------
and complete copies of such patents, design registrations, inventors certificates, trademarks, service marks, trade names and copyrights (and all applications for, or extensions or reissuances or reexaminations, or provisional applications of, any of the foregoing) identified on Schedule 3.20 have been
                                                     -------------
delivered to HON. Panel Concepts is the sole owner and, to the best of Standard Pacific's knowledge, has the exclusive right to use, free and clear of any Liens, all of the Registered Intellectual Property.

          (b) There is no claim or demand of any Person pending or, to the best of Standard Pacific's knowledge, threatened, or has been brought to the attention of Standard Pacific or Panel Concepts, which challenges (i) the rights of Panel Concepts in respect of any patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuances of, any of the foregoing) which are owned, licensed or used by Panel Concepts, or (ii) the rights of Panel Concepts in respect of any processes, formulas, confidential information, trade secrets, know-how, engineering data, software, hardware technology or other Intellectual Property which are owned, licensed or used by Panel Concepts. No patent, trademark, service mark, trade name, copyright, process, formulas, confidential information, trade secret, know-how, engineering data, technology or other intellectual property which is owned or licensed by Panel Concepts, to the best of Standard Pacific's knowledge, infringes or is being infringed by others. To the best of Standard Pacific's knowledge, the Business does not involve employment of any Person in a manner which violates any non-competition or non-disclosure agreement which such Person entered into in connection with any former employment. To the best of Standard Pacific's and Panel Concepts' knowledge, there are no reasons to believe that any of the patents, trademarks or copyrights (or application therefor) of Panel Concepts are invalid or unenforceable, and all maintenance and/or amounts relating thereto have been timely paid.

          3.21  Employees.  There are no strikes, slowdowns or work stoppages,
                ---------
pending, or, to the best of Standard Pacific's knowledge, threatened which involve any employees employed by Panel Concepts. All amounts withheld, required to be withheld, paid or required to be paid prior to the Closing Date in respect of all employees of Panel Concepts pursuant to applicable Law including statutes relating to income and other Taxes, unemployment insurance, employment standards, pay equity, health insurance, employee health tax, workers' compensation and statutory pension plans have been withheld, paid, discharged or otherwise settled by Panel Concepts. Panel Concepts has not experienced any labor difficulties, including, without limitation, strikes, slowdowns, or work stoppages, within the five-year period preceding the date hereof. Panel Concepts is not a party to any collective bargaining or union contract, and, to the best of Standard Pacific's knowledge, there exists no current union organizational effort with respect to any of Panel Concepts' employees.

          3.22 Employee Benefits.
               -----------------

          (a) Except as set forth on the attached Schedule 3.22, Panel Concepts
                                                  -------------
neither is nor was a party to, maintains or has maintained, or contributes or has contributed to, any (i) severance or employment agreement with any current or former director, officer or Employee, (ii) severance program or policy, (iii) plan or arrangement relating to its current or former directors, officers or Employees which contains change in control provisions, or (iv) employee pension or welfare pl ans, (as defined in the Employee Retirement Income Security Act of 1974, as amended, "ERISA"), any collective bargaining agreement, consulting
                   -----
agreement, or any bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation or other plan, arrangement or understanding (collectively, the

"Employee Plans"), nor has Panel Concepts, or any of Panel Concepts' officers or
---------------
directors, taken any action directly or indirectly which obligates Panel Concepts to institute or modify or change any such Employee Plan, any change in any actuarial or other assumption used to calculate funding obligations with respect to any of Panel Concepts' Employee Plans, or any change in the manner in which contributions to any of Panel Concepts' Employee Plans are made or the basis on which such contributions are determined.

     (b) Schedule 3.22 lists all of the Employee Plans.  True, complete and
         -------------
correct copies of the Employee Plans and the summary plan descriptions, the most recent annual reports on Internal Revenue Service Form 5500 and actuarial reports, if applicable, and if not applicable, statement of trust assets, have been made available and delivered to HON.

     (c) With respect to the Employee Plans, and to any other employee benefit plan, program, agreement or arrangement to which Panel Concepts or any other trade or business, whether or not incorporated (an "ERISA Affiliate"), that
                                                    ---------------
together with Panel Concepts would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code, has made, or was required to make, contributions at any time prior to the date hereof, no event has occurred, and there exists no condition or set of circumstances, in connection with which Panel Concepts could be subject to any liability under ERISA, the Code or any other applicable Law.

     (d) Each Employee Plan has been administered in accordance with its terms, and all of the Employee Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws. Each Employee Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS covering the Tax Reform Act of 1986, that it is so qualified and each trust established in connection with any Employee Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt, and no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Employee Plan or the exempt status of any such trust. There are no pending or threatened or anticipated claims under or with respect to any Employee Plan by or on behalf of any current or former director, officer or Employee, or dependent on beneficiary thereof, or otherwise (other than routine claims for benefits). All contributions required to be made by Panel Concepts under applicable Law or the terms of any Employee Plan or collective bargaining agreement as of the Closing Date have been made as of such date.

          (e)  No Employee Plan is (i) a "defined benefit" plan (as defined in
Section 3(35) of ERISA), (ii) a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, (iii) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of Section 514(b)(6) of ERISA, or (iv) a "welfare benefit fund" as defined in Section 419(e) of the Code.

          (f) No Employee Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former Employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Employee Plan, there is no material liability for any retroactive rate adjustment. Panel Concepts has the right to amend or terminate its participation with respect to each Employee Plan. Each Employee Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in compliance with Section 4980B of the Code and the secondary payor requirements of Section 1862(b) of the Social Security Act. Except as set forth on Schedule 3.22, no claim for medical benefits has been
                       -------------
incurred since February 1, 1997 under any Employee Plan with respect to any current or former Employee (or the spouse or dependents of such Employees) in excess of $50,000.

          (g) No current or former Employee will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Employee Plan will be entitled to any payment as a result of the transactions contemplated by this Agreement.

          (h) None of Panel Concepts or any of its current or former directors, officers, Employees or any other "fiduciary," as such term is defined in Section 3 of ERISA, has committed any material breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Employee Plans which would subject HON, Panel Concepts or any of their respective directors, officers or Employees to any material liability under ERISA or any applicable law.

          (i) Panel Concepts has not incurred any lien under Section 401(a)(29) or any material liability for any tax or civil penalty imposed by Sections 4971, 4975 or 4976 of the Code or Section 502 of ERISA and no condition or set of circumstances exists that presents a risk to Panel Concepts of incurring any such lien or liability.

          (j) Panel Concepts (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours (including, but not limited to, the Worker Adjustment Retraining Notification Act, the Age Discrimination in Employment Act, as amended, the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Americans with Disability Act of 1990, the Family and Medical Leave Act of 1993, the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder, and any other federal, state or local law regulating employment or protecting employee rights), in each case, with respect to current and former Employees and independent contractors of Panel Concepts, (ii) has withheld all material amounts required by applicable Laws or by agreement to be withheld from the wages, salaries and other payments to such current and former Employees and independent contractors, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any governmental entity with respect to unemployment compensation benefits, workers compensation, social security or other benefits for current or former Employees and independent contractors of Panel Concepts.

          (k) Panel Concepts has, or will have by the Closing, taken all actions necessary to bring and maintain all employees and employment records in compliance with Section 274A of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the related regulations promulgated thereunder.

          3.23 Taxes.  Except as set forth on the Schedule 3.23 attached hereto:
               -----                              -------------

          (a) Panel Concepts has duly and timely filed all Tax Returns (including without limitation in respect of estimated Taxes) required to be filed by it with the appropriate Governmental Authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof correct and complete in all material respects. All Taxes owed by Panel Concepts (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law.

          (b) No claim has ever been made by a Taxing authority in a jurisdiction where Panel Concepts has never filed a Tax Return that Panel Concepts is or may be subject to taxation by that jurisdiction. The attached
Schedule 3.23 sets forth each state, local and foreign jurisdiction in which
-------------
Panel Concepts (i) filed an income or franchise Tax Return, whether on a consolidated, combined or separate return basis, during the five year-period ended December 31, 1996, and (ii) collected or remitted any sales and/or use Taxes during the five-year period ended December 31, 1996.

          (c) The Financial Statements reflect an adequate reserve in accordance with GAAP for all Taxes payable by Panel Concepts for all Taxable periods and portions thereof accrued through the respective dates of such Financial Statements. All deficiencies for any Taxes that have been proposed, asserted, or assessed against Panel Concepts have been fully paid, or are fully reflected as a liability in such Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in accordance with GAAP in such Financial Statements.

          (d) Panel Concepts is not a party to any pending audit, examination, action or proceeding for the assessment or collection of any Taxes, nor, to the best of Standard Pacific's knowledge, is any such audit, examination, action or proceeding threatened.

          (e) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Panel Concepts or the Shares.

          (f) The federal, state, local, and foreign income Tax Returns of Panel Concepts have been examined by and settled with the Internal Revenue Service (the "IRS") and other applicable taxing authorities, or the statutes of--- limitations for the assessment of Taxes with respect to the Taxable years or other periods covered by such Tax Returns have expired. Panel Concepts is not subject to any agreemen ts, waivers or other arrangements extending the statute of limitations for the assessment, collection or levy of any Taxes for any Taxable year or other period. Copies of all income Tax Returns of Panel Concepts filed in respect of any Taxable year for which the assessment of

Taxes is not barred by the statute of limitations or that has not been closed after examination by the IRS or other applicable taxing authority have heretofore been delivered to HON and all such Tax Returns are listed on the attached Schedule 3.23.
         -------------

          (g) Copies of all Tax agreements (including, without limitation, agreements providing for the allocation or sharing of or indemnification with respect to Taxes) to which Panel Concepts is a party, including any novations, transfers or assignments thereof, have heretofore been delivered to HON, and all such agreements are listed on the attached Schedule 3.23.
                                           -------------

          (h) Panel Concepts has not filed a consent pursuant to, or agreed to the application of, Section 341(f) of the Code.

          (i) Panel Concepts has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments, the deductibility of which would be disallowed (in whole or in part) under Section 280G of the Code.

          (j) Standard Pacific is not a foreign person within the meaning of, and no Tax is required to be withheld as a result of any the transactions contemplated by this Agreement pursuant to, Section 1445 or any other provision of the Code or of any other state, local or foreign laws.

          (k) Panel Concepts has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code.

          (l) All Taxes that are required by law to be withheld or collected by Panel Concepts have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or properly segregated or deposited as required by applicable law.

          (m) Panel Concepts (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Standard Pacific), and (B) has no liability for the Taxes of any other Person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

          (n) Panel Concepts has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law. (o) None of the assets owned by Panel Concepts is property that is required to be treated as owned by any other Person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. (p) Panel Concepts has not taken any action in anticipation of the Closing not expressly required by this Agreement, or not in accordance with past practice, that would have the effect of deferring any liability for Taxes of Panel Concepts to any Taxable period (or portion thereof) ending after the Closing Date.


          (q) Panel Concepts is not nor will be required to include any amount in its gross income or exclude any amount of its deductions in any Taxable period ending after the Closing Date by reason of a change in accounting method or use of the installment method of accounting under Section 453 of the Code in any Taxable period ending on or before the Closing Date.

     (r) No power of attorney has been granted by Panel Concepts with respect to any matter relating to Taxes which is currently in force.

     For purposes of this Agreement, (i) the term "Tax" (including, with
                                                   ---
correlative meaning, the terms "Taxes" and "Taxable") means all federal, state,
                                -----       -------
local, and foreign net income, gross income, profits, franchise, gross receipts, payroll, sales, employment, use, occupation, license, value added, property, ad valorem, withholding, excise, user, fuel, excess or windfall profits, alternative or add-on minimum, custom duties, gains, transfer, documentary, stamp, and other taxes, duties, fees, assessments or charges of any nature whatsoever, together with all interest, penalties, fines and additions to tax or additional amounts imposed with respect thereto, and (ii) the term "Tax Returns"
                                                                    -----------
means any return, report, statement, election, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          3.24  Brokers. No Person is or will become entitled to receive any
                -------
brokerage or finder's fee, financial advisor fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Standard Pacific.

          3.25  Product Warranties and Returns; Warranty Costs. Except as set
                ----------------------------------------------
forth on the attached Schedule 3.25, true, accurate and complete copies of which
                      -------------
have heretofore been made available to HON, Panel Concepts neither (i) makes nor has previously made any product warranties in connection with the sale of its Products, nor (ii) has any presently effective agreement, contract or arrangement with respect to the return of Products or rebates, credits or similar allowances with respect thereto. Panel Concepts has not received notice of any claim that Panel Concepts is under any liability or obligation with respect to product warranty or the return of Products or rebates, credits or similar allowances with respect thereto, and for which an adequate reserve is not set forth on the Financial Statements or the Closing Balance Sheet.

          3.26  Insurance. The attached Schedule 3.26 lists each insurance
                ---------               -------------
policy (specifying the location, insured, insurer, beneficiary of the policy, amount of coverage, type of insurance and policy number) presently maintained by Panel Concepts, including any policies providing "occurrence-based" coverage for prior periods. Except as indicated on the attached Schedule 3.26, no insurance
                                                   -------------
policy maintained by Panel Concepts requires the consent of any party other than Standard Pacific or Panel Concepts prior to the cancellation or termination of such policy. Except as set forth on attached Schedule 3.26, all of such
                                             -------------
insurance policies are in full force and effect, and all premiums paid thereon, no notice of cancellation or termination with respect to any such policy has been received and Panel Concepts is not in default with respect to its obligations under any of such insurance policies. The attached Schedule 3.26
                                                                -------------
identifies all risks which Panel Concepts has designated as being self-insured. Panel Concepts has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years. Each such insurance policy will by its terms remain in full force and effect until the Closing unless terminated in accordance with such policy, and an equivalent substitution policy, without lapse of coverage, is obtained by Panel Concepts.

          3.27 Absence of Certain Commercial Practices. Neither Panel Concepts nor, to the best of Standard Pacific's knowledge, any officer, director, employee, trustee, or agent of Panel Concepts or any Person acting on behalf of any of the foregoing, has given or agreed to give any (i) individual gift or similar benefit of more than nominal value to any customer, supplier, Governmental Authority (including governmental employees or officials) or any other Person who is or may be in a position to help, hinder or assist Panel Concepts or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to Panel Concepts' Business, which gifts or similar benefits would individually or in the aggregate subject Panel Concepts or any officer, director, employee or agent of Panel Concepts to any fine, penalty, cost or expense or to any criminal proceeding, (ii) receipts from or payments to any governmental officials or employees, (iii) commercial bribes or kick-backs, (iv) political contributions, or (v) any receipts or disbursements in connection with any unlawful boycott.

          3.28 Banking and Agency Arrangements.
               -------------------------------

          (a)  The attached Schedule 3.28 sets forth a correct and complete list
                            -------------
of:

          (i) each bank, savings and loan or similar financial institution in which Panel Concepts has an account or safe deposit box or other custodial arrangement within the previous three years and the location and numbers of such accounts or safe deposit boxes maintained by Panel Concepts; and

          (ii) the names of all Persons authorized to draw on each such account or to have access to any such safe deposit box facility.

          (b)  Except as set forth on the attached Schedule 3.28, Panel Concepts
                                                   -------------
has not granted any general or special powers of attorney or any other agency arrangement.

          3.29 Affiliated Transactions; Certain Advances; Insider Interests.
               ------------------------------------------------------------
Except as set forth on the attached Schedule 3.29 or Schedule 3.14, to the best
                                    -------------    -------------
of Standard Pacific's knowledge, no officer, director, shareholder or Affiliate of Panel Concepts or any individual in such officer's, director's, shareholder's or Affiliate's immediate family is a party to any agreement, contract, commitment or transaction with Panel Concepts or has any interest in any properties, real or personal, tangible or intangible, or assets used by Panel Concepts (including, without limitation, Intellectual Property). Except for travel advances, and advances on accrued salary or bonus due or to become due in the ordinary and normal course of business, there are no receivables of Panel Concepts owing by any director, officer or employee of any of Panel Concepts or owing by the corporations, partnerships, firms or organizations in which directors, officers or employees of Panel Concepts have any substantial interest.

          3.30 Backlog. Panel Concepts has delivered to HON a statement of back-
               -------
log dated as of a recent date, setting forth a true, complete and correct list of the backlog of firm orders as of the date thereof in all material respects.

          3.31 Pre-closing Transfer Transactions. The Pre-closing Transfer
               ---------------------------------
Agreements have been or prior to the Closing will have been duly executed and delivered by each of the parties thereto, are or prior to the Closing will be in full force and effect, and are or prior to the Closing will be the valid, legally binding and enforceable obligations of each of the parties thereto. Panel Concepts has provided HON with true, complete and correct copies of all of the Pre-closing Transfer Agreements, including, without limitation, all transfer or assignment agreements.


                                    ARTICLE

                     REPRESENTATIONS AND WARRANTIES OF HON
                     -------------------------------------

     HON makes the following representations and warranties to Standard

Pacific:

          4.1  Organization; Power and Authority. HON is a corporation duly
               ---------------------------------
organized, validly existing and in good standing under the laws of the State of Iowa. HON has all corporate power necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          4.2  Authorization, Execution and Validity. The execution, delivery
               -------------------------------------
and performance by HON of this Agreement and the consummation by HON of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by HON, constitutes its legal, valid and binding obligation and is enforceable against HON in accordance with its terms.

          4.3  No Conflict; HON Consents. Neither the execution, delivery and
               -------------------------
performance by HON of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict with or violate any Law applicable to HON, (b) violate the Articles of Incorporation and By-laws of HON, or (c) require any consent of, or the registration, declaration or filing of the document or report with or notification to, any Governmental Authority.

          4.4  Brokers. No Person is or will become entitled to receive any
               -------
brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of HON.

          4.5  Purchase for Investment. HON is acquiring the Shares for its own
               -----------------------
account for investment and not for resale or distribution within the meaning of
Section 2(11) of the 1933 Act. HON will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Standard Pacific to be in violation of the registration requirements of the 1933 Act or applicable state securities or blue sky laws.

          4.6  Investigation. In executing this Agreement, HON is relying on the
               -------------
provisions set forth herein and not any other statements, representatives or assurances of any kind made by Standard Pacific, Panel Concepts or their respective representatives or any other person, including without limitation, any forecasts, projections or budgets provided by such persons.

          4.7  Financing. HON has available cash under presently existing and
               ---------
enforceable credit lines that is sufficient to consummate the transactions contemplated hereby. No other financing is required to enable HON to consummate the transactions contemplated hereby. To the extent such borrowings become unavailable, HON will promptly arrange for alternate financing for the transactions contemplated hereby, it being understood that any inability by HON to obtain any necessary financing for the transactions contemplated hereby shall not excuse HON's obligation to timely consummate the transactions contemplated hereby.

          4.8  Legal Proceedings. There are no Legal Proceedings pending or, to
               -----------------
the best of HON's knowledge, threatened against, relating to or affecting HON or any of its assets or properties which could reasonably be expected to result in the issuance of any writ, judgment, decree, injunction or similar order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated hereby.

                                   ARTICLE 5

                                   COVENANTS
                                   ---------

          5.1  Pre-closing Access to Information; Physical Inventory.
               -----------------------------------------------------

               (a) From the date hereof through the Closing Date, upon reasonable notice from HON, Standard Pacific will, and will cause Panel Concepts and their respective directors, officers, employees, agents, consultants, advisors, or other representatives, including legal counsel, accountants, and financial advisors, to afford HON and its directors, officers, employees, agents, consultants, advisors, or other representatives, including legal counsel and accountants (collectively, "HON's Advisors") reasonable access during normal
                                --------------
business hours to the personnel, property, contracts, books and records, and other documents and data of Panel Concepts, and to furnish HON and HON's Advisors with copies of all such contracts, books and records, and other existing documents and data as HON may reasonably request.

               (b) HON acknowledges that certain of the information which has been and may be made available to it by Standard Pacific is proprietary and includes confidential information and such information is and shall be subject to the terms of the Confidentiality Agreement dated December 2, 1996, between Standard Pacific and HON which shall continue in full force and effect notwithstanding the execution of this Agreement.

          5.2  Conduct of Business.
               -------------------

          (a) From the date hereof through the Closing Date, Standard Pacific shall cause Panel Concepts to use all commercially reasonable efforts to:

          (i) preserve its relationships with suppliers, customers, employees, creditors and Governmental Authorities,

          (ii)  maintain its existing insurance coverage,

          (iii) perform its obligations under the its Contracts and Permits,

          (iv)  comply with all applicable Laws, and

          (v) otherwise carry on its business in the ordinary course and consistent with past practice except as otherwise contemplated in this Agreement.

          (b) Without the prior written consent of HON (which consent shall not be unreasonably withheld) Standard Pacific will cause Panel Concepts not to:

          (i)   amend its Certificate of Incorporation and By-laws;

          (ii)  except as contemplated by this Agreement, including Sections
                                                                    --------
1.4(c)(i) and 1.6, declare, set aside or pay any dividend or make any
--------      ---
distribution on or with respect to shares of its capital stock or redeem, repurchase or otherwise acquire any shares of its capital stock;

          (iii) except as contemplated by this Agreement, including Sections 1.4(c)(i) and 1.6, make any cash payments to Standard Pacific or any Affiliate
---------     ---
of Standard Pacific or any subsidiary of Standard Pacific other than pursuant to, and in accordance with the terms of, a Contract listed or past practice described on Schedule 3.14;
             -------------

          (iv) issue, grant, sell, assign or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of convertible securities, options, warrants, commitments, subscriptions, rights to purchase or otherwise);

          (v) enter into any merger, consolidation, recapitalization or other business combination or reorganization;

          (vi) create, incur, assume or prepay any indebtedness for borrowed money;

          (vii)  except as contemplated by this Agreement, including Sections
                                                                    --------
      1.4(c)(i) and 1.6, and the sale of aluminum inventory for scrap, sell,
      -----------------
      assign, transfer or permit the creation of any Lien on any portion of the assets of Panel Concepts, other than in the ordinary course of business consistent with past practice;

          (viii) enter into any Contract outside the ordinary course of business;

          (ix)   amend or terminate any material Contract or Permit;

          (x) increase the rate of compensation for any employee of Panel Concepts or effect any general increase in compensation for employees, except for individual normal increases in compensation of non-executive Employees consistent with past practice, which shall not exceed 4%;

          (xi) enter into, adopt or, except as may be required by Law, amend or terminate any Employee Plan, or pay any benefit not required by any Employee Plan on the date of this Agreement;

          (xii) make commitments for any capital project, other than commitments contained in Panel Concepts' capital budget for the fiscal year ending December 31, 1997 and commitments in the ordinary course of business not exceeding in the aggregate $50,000;

          (xiii) make any material change in any method of accounting or accounting practice;

          (xiv) make any loans, advances or capital contributions to, or investments in, any Person, other than in the ordinary course of business consistent with past practice;

          (xv) adopt, enact, authorize, ratify, approve, cause or suffer to exist any material amendment, modification, implementation or termination of any collective bargaining agreement (other than any such amendment, modification, implementation or termination required under applicable Law or under the terms of any Employee Plan or collective bargaining agreement); or

          (xvi) agree to take any of the actions described in Sections 5.2(b)(i) through 5.2(b)(xv).
     ---------         ----------

          5.3    Insurance. Between the date of this Agreement and the Closing
                 ---------
Date, Standard Pacific shall or shall cause Panel Concepts to use its best efforts to maintain in full force and effect all of the presently existing insurance policies that cover Panel Concepts. HON understands and acknowledges that Panel Concepts is insured under Standard Pacific's general liability, property, auto, boiler and machinery and workers' compensation policies and that such insurance shall cease to cover Panel Concepts as of the Closing.

          5.4 Consents and Approvals. As promptly as practicable after the date of this Agreement, each of the parties shall use all commercially reasonable efforts to obtain as promptly as practicable all Consents required to be obtained by it in connection with the consummation of the transactions contemplated by this Agreement, including the obtaining by Standard Pacific of the Consents described on Schedule 3.7; provided, however, that nothing
                           -----------  --------  --------
contained in this Agreement shall require Standard Pacific, Panel Concepts or HON to pay any fee or other amount to obtain any such Consent, other than filing and similar fees required by any Governmental Authority.

          5.5  Legal Proceedings; Injunctions.  (a) Standard Pacific, HON and
               ------------------------------
Panel Concepts shall use all commercially reasonable efforts to cooperate with each other in connection with any claim, action, suit, proceeding, inquiry or investigation with any other Person which relates to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder.

          (b) Without limiting the generality or effect of any other provision hereof, if any United States, state or foreign court having jurisdiction over any party issues or otherwise promulgates any Order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties will use their best efforts to have such Order dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith; provided, however, that in
                                                    --------  -------
no event will such efforts require either party as a condition to or as a result of dissolving or elimination such Order to pay damages, other than any incidental costs of such litigation, or to accept any hold-separate order, agree to any divestiture or any limitation on the conduct by HON, Panel Concepts, or Standard Pacific of their respective businesses or other action which would have an adverse effect on the value to HON or Standard Pacific of the transactions contemplated by this Agreement.

          5.6  Acquisition Proposals. Until such time, if any, as this Agreement
               ----------------------
is terminated pursuant to Article 9, Standard Pacific will not, and will cause Panel Concepts and each of their directors, officers, employees, agents, consultants, advisors, or other representatives, including legal counsel, accountants, and financial advisors, not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than HON) relating to any transaction involving the sale of the business or substantially all of the assets of Panel Concepts, or any of the capital stock of Panel Concepts, or any merger, consolidation, business combination, or similar transaction involving Panel Concepts.

          5.7  Notice. During the period from the date hereof to the Closing,
               ------
Standard Pacific shall promptly notify HON of the institution or settlement of any litigation, action, suit, investigation, claim or proceeding involving Panel Concepts and of any developments therein.

          5.8 Intercompany Indebtedness. Prior to the Closing, (i) all obligations owing from Standard Pacific or any of its Affiliates to Panel Concepts will be canceled without further payment or repaid by Standard Pacific with the amount of such repayment thereafter being distributed to Standard Pacific in the form of dividend and (ii) all obligations owing from Panel Concepts to Standard Pacific or any Affiliate of Standard Pacific will be canceled.

          5.9  Best Efforts; Cooperation. Upon the terms and subject to the
               -------------------------------
conditions herein provided, each party agrees to use all commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party thereto in doing, all things necessary, proper or advisable under the applicable Laws, to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          5.10  Contact with Customers and Suppliers.  Prior to the Closing,
                ------------------------------------
HON and its representatives shall be provided with reasonable access to the customers and suppliers of Panel Concepts in connection with the transactions contemplated hereby subject to the prior written consent of Panel Concepts or Standard Pacific, such consent not to be unreasonably withheld.

          5.11  Plant Closing Obligations.  Prior to the Closing Date, neither
                -------------------------
Standard Pacific nor Panel Concepts shall take any action which could be construed as a "plant closing" or "mass layoff," or which would result in any Panel Concepts employee retained or employed suffering or deeming to have suffered any "employment loss," as those terms are defined in the Worker Adjustment Retraining and Notification Act, as amended, and the rules and regulations thereunder.

          5.12  Payment of Bonuses at Closing.  Simultaneously with the Closing,
                -----------------------------
HON will cause Panel Concepts to pay all accrued employee bonuses, including any accumulated bonus pool. Any accumulated bonus pool will be paid out in the manner determined in the sole and absolute discretion of Standard Pacific, and at the Closing Standard Pacific will deliver to HON and Panel Concepts a schedule setting forth the manner in which any such accumulated bonus pool is to be paid.


                                   ARTICLE 6

                            POST CLOSING COVENANTS
                            ----------------------

          6.1   Limitation on Competition.
                -------------------------

          (a)  Period and Conduct.  As further consideration for the purchase
               ------------------
and sale of Panel Concepts and the transactions contemplated by this Agreement, during the period commencing on the Closing Date, and ending on the date which is three years thereafter, Standard Pacific and its Affiliates shall not:

                (i) directly or indirectly compete with HON or Panel Concepts in the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products ("Product Activity");
                         ----------------

                (ii) solicit, or accept orders or business of any kind relating to the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products from any customer or active prospect of HON or Panel Concepts; or

                (iii) solicit any employee of HON or Panel Concepts or former employee of Panel Concepts hired by HON to terminate his or her employment with HON or Panel Concepts.

          (b)  Territory.  Standard Pacific and its Affiliates shall refrain
               ---------
from engaging in the activities described in this Section 6.1 during the period
                                                  -----------
specified in Section 6.1(a) hereof in any of the United States of America,
             --------------
Puerto Rico, the Virgin Islands, Canada and all other countries in the world.

          (c)  Definition.  Standard Pacific or any of its Affiliates shall be
               ----------
deemed to be competing with HON or Panel Concepts if Standard Pacific or any of its Affiliates is engaged or participates in any activity or activities described in subsection (a) of this Section 6.1, directly or indirectly, whether
                                    -----------
for its own account or for that of any other Person and whether as a shareholder, partner or investor controlling any such Person or as principal, agent, representative, proprietor, or partner, or in any other similar capacity.

          (d)  Remedies.  Inasmuch as a breach, or failure to comply with,
               --------
Section 6.1 of this Agreement will cause serious and substantial damage to HON,
-----------
if Standard Pacific or any of its Affiliates should in any way breach, or fail to comply with, the terms of this Section 6.1, HON shall be entitled to an
                                  -----------
injunction restraining Standard Pacific and such Affiliates from any such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. HON shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by HON of monetary damages and compensation, including attorney's fees and costs.

          (e)  Severability.  Each subsection of this Section 6.1 constitutes a
               ------------                           -----------
separate and distinct provision hereof. In the event that any provision of this
Section 6.1 shall finally be judicially determined to be invalid, ineffective or
-----------
unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 6.1 shall
                                                            -----------
remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only
                         -----------------
with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          6.2   Books and Records.  For a period of 10 years after the Closing,
                -----------------
each party shall retain and provide the other party with reasonable access during normal business hours to its books and records and the books and records of Panel Concepts (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of Panel Concepts and are requested by such party to prepare its Tax Returns, to respond to Third Party Claims (as hereinafter defined), or for any other legitimate purpose specified in writing. Each party shall have the right, at its own expense, to make copies of any such books and records.

          6.3   Confidentiality.  After the Closing, Standard Pacific and its
                ---------------
Affiliates, directors, officers, employees, representatives, consultants and advisors shall hold in confidence and not use any confidential information which remains after the Closing in the possession of Standard Pacific or its Affiliates concerning Panel Concepts. Neither Standard Pacific nor its Affiliates shall, after the Closing, release or disclose any such information to any Person other than HON and their authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section 6.3 shall not
                                                       -----------
apply to information:

          (i) which Standard Pacific or its Affiliates are compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other mandatory requirements of Law;

          (ii) which can be shown to have been generally available to the public other than as a result of a breach of this Section 6.3; or
                                                       -----------

          (iii) which can be shown to have been provided to Standard Pacific or its Affiliates by a third party who obtained such information other than from Panel Concepts or HON or other than as a result of a breach of this
     Section 6.3.
     -----------

          6.4   Employee Matters.
                ----------------

          (a)   Except for any persons identified on Schedule 6.4, HON agrees
                                                     ------------
that the persons who are employed by Panel Concepts as of the Closing

Date shall remain employees of Panel Concepts following the Closing Date (each such employee, "Affected Employee"); provided, however, the foregoing shall in
                -----------------    --------  -------
no way limit or restrict the rights of HON to terminate the employment of any Affected Employee, or to amend or terminate, or to cause the amendment or termination of, the terms and conditions of employment of any Affected Employee at any time after the Closing Date.

          (b) HON will cause Panel Concepts to give Affected Employees full credit for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements maintained by Panel Concepts for such Affected Employees' service with Panel Concepts to the same extent recognized by Panel Concepts immediately prior to the Closing Date.

          (c) HON will, or will cause Panel Concepts to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

          (d) Standard Pacific shall be responsible for satisfying any liabilities and paying any claims incurred prior to the Closing Date under any welfare benefit plan, policy or arrangement (including, without limitation, medical, hospital, dental, vision, accidental death and dismemberment, life, disability and other similar benefits) which, prior to the Closing Date, was maintained by Standard Pacific and provided welfare benefits to any Employee (including eligible spouses and dependents), subject to the applicable terms and conditions of such plans, policies and arrangements. HON shall be responsible for satisfying any liabilities and paying any claims incurred on or after the Closing Date of Affected Employees under and subject to the applicable terms and conditions of plans, programs and arrangements maintained by HON or Panel Concepts, as amended from time to time. Effective as of the Closing Date, Panel Concepts shall cease to be a participating employer under any employee benefit plan, program or arrangement maintained by Standard Pacific, except to the extent provided in the Transition Services Agreement, substantially in the form attached hereto as Schedule 2.4. For purposes of this Section, a claim shall be
                   ------------
deemed to be incurred on the date on which occurs the event which is the immediate cause of such claim; provided, however, that (i) all claims relating to medical, hospital, dental or similar benefits shall be deemed to have been incurred when the service or supply is provided, and (ii) claims for disability benefits shall be deemed to have been incurred on the date that an authorized medical authority under the applicable plan certifies the existence of such disability (regardless of when such disability was incurred).

          6.5   Trade Names.  Following Closing, neither Standard Pacific nor
                -----------
any of its Affiliates will in any way use any of the trade or corporate names, trademarks or servicemarks "Panel Concepts," "TopLine," "BottomLine," or "TL2" or any trade or corporate names, trademarks or servicemarks which are confusingly similar to the words "Panel Concepts," TopLine," "BottomLine" or "TL2". To the extent that such names appear on (a) any plant, building or equipment, or (b) any stationery, business form, packaging, container, sign or other property (real or personal) transferred to Standard Pacific or any of its Affiliates or to any Transferee in the Pre-closing Transfer Transactions, Standard Pacific shall obliterate or shall cause such Affiliates or designees to obliterate such names from all such property and cease, in any event, using such names no later than 30 days after the Closing Date.

          6.6   Product Warranty.  The cost of warranty claims made following
                ----------------
the Closing Date for Products manufactured or shipped by Panel Concepts prior to the Closing Date (such costs to be deemed to consist of the direct cost of repairing or replacing, whichever is less, such Products) ("Warranty Claims") shall be counted against Standard Pacific's Threshold Amount (as defined in Section 10.4). When the aggregate amount of the Warranty Claims plus all Indemnifiable Losses (as defined in Section 10.1) indemnified against under Sections 10.2(a), (c), (d) and (e) exceed Standard Pacific's Threshold Amount, then Standard Pacific shall promptly reimburse HON for the amount of such claims, or any portion thereof, in excess of Standard Pacific's Threshold Amount.

          6.7   Further Assurances.  Each party shall from time to time after
                ------------------
the Closing Date, upon the request of the other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments, and take such further actions as such party may reasonably require to carry out effectively the intent of this Agreement.

          6.8   Cooperation in Third-Party Litigation.  After the Closing, HON
                -------------------------------------
shall and shall cause Panel Concepts to provide such cooperation as Standard Pacific or its counsel may reasonably request in connection with: (i) pending or threatened proceedings set forth in Schedule 6.8; (ii) any proceedings relating
                                    ------------
to the Business which are hereafter pending or threatened and to which Standard Pacific or its Affiliates (other than Panel Concepts) is a party; and (iii) any proceedings for which HON is entitled to indemnification from Standard Pacific under Section 10.2 hereof. Such cooperation shall include, but not be limited
      ------------
to: (a) making available at the reasonable request of Standard Pacific or its counsel, and permitting Standard Pacific and its counsel to make and retain copies of, any and all documents in the possession of or otherwise available to either of Panel Concepts or HON; (b) making available upon the reasonable request of Standard Pacific or its counsel employees and other persons within the control of or available to Panel Concepts or HON to consult with and assist Standard Pacific and its counsel regarding any such proceedings and to prepare for and testify truthfully in connection with any such proceedings, including depositions, trials and arbitration proceedings; and (c) making available at the reasonable request of Standard Pacific or its counsel such other resources as may be within the control of or available to Panel Concepts or HON. Standard Pacific shall reimburse HON and Panel Concepts for any out-of-pocket expenses incurred by them at the request of Standard Pacific pursuant to this Section
                                                                     -------
6.8.
---

          6.9   Omnific Chair Inventory.  For a period of 120 days following the
                -----------------------
Closing Date, Panel Concepts will, for the benefit of Standard Pacific (i) continue to store the Omnific Chair Inventory in the location or locations where presently stored by Panel Concepts, (ii) continue to sell the Omnific Chair Inventory to its dealers and customers in a manner consistent with past practice and (iii) continue to perform warranty repairs with respect to the Omnific Chair Inventory in a manner consistent with past practice. Promptly upon Panel Concepts' receipt of any proceeds from the sale of Omnific Chair Inventory, HON will cause Panel Concepts to forward such amounts to Standard Pacific. Standard Pacific agrees to reimburse HON and Panel Concepts for their direct costs of performing warranty repairs on the Omnific Chair Inventory as provided in this
Section 6.9.
-----------

                                   ARTICLE 7

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          7.1   Conditions Precedent to HON's Obligations.  The obligation of
                -----------------------------------------
HON to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which, other than Sections 7.1(b) and 7.1(e), may be waived by HON:
     -------- ------     ------

          (a)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties made by Standard Pacific in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date which shall be true and correct as of the specified date.

          (b)  Litigation.  No Order shall be in effect forbidding or enjoining
               ----------
the consummation of the transactions contemplated hereby and no Legal Proceeding brought by a third party shall be pending or threatened that is reasonably likely to result in any such Order.

          (c)  Covenants.  Standard Pacific shall have performed and complied in
               ---------
all material respects with all covenants and agreements required by this Agreement to be performed by Standard Pacific prior to or at the Closing.

          (d)  Deliveries.  Standard Pacific shall have delivered to HON the
               ----------
documents required by Section 2.2.
                      -----------

          (e)  Consents.  Standard Pacific and Panel Concepts shall have
               --------
obtained all Consents from all Governmental Authorities and other Persons that they need to consummate the transactions contemplated by this Agreement, except that neither Standard Pacific nor Panel Concepts shall be required to obtain the Consent to the assignment of any contract, agreement or Permit listed on
Schedule 7.1(e) and no such Consent shall be a condition to the consummation of
---------------
the transactions contemplated by this Agreement.

          (f)  No Material Adverse Change.  Since the date hereof, there shall
               --------------------------
have occurred no material adverse change, or discovery of a condition or occurrence of any event which might result in any such change, in the condition (financial or otherwise), assets or properties of Panel Concepts.

          7.2  Conditions Precedent to Standard Pacific's Obligations.  The
               ------------------------------------------------------
obligation of Standard Pacific to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which, other than Section 7.2(b), may be waived by Standard Pacific:
                         --------------

          (a)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties made by HON in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date which shall be true and correct as of the specified date.

          (b)  Litigation.  No Order shall be in effect forbidding or enjoining
               ----------
the consummation of the transactions contemplated hereby and no Legal Proceeding brought by a third party shall be pending or threatened which, if adversely determined, would result in any such Order.

          (c)  Covenants.  HON shall have performed and complied in all material
               ---------
respects with all covenants and agreements required by this Agreement to be performed by HON prior to or at the Closing.

          (d)  Deliveries.  HON shall have delivered to Standard Pacific the
               ----------
payment and documents required by Section 2.3.
                                  -----------

          (e)  Consents.  HON shall have obtained all Consents from all
               --------
Governmental Authorities and other Persons that it needs to consummate the transactions contemplated by this Agreement.

                                   ARTICLE 8

                              CERTAIN TAX MATTERS
                              -------------------

          8.1  Tax Indemnification.  (a) Standard Pacific shall indemnify HON
               -------------------
and its Affiliates (including Panel Concepts) and hold them harmless from and against: (i) any and all liability for Taxes (including without limitation any obligation to contribute to the payment of a Tax determined on a consolidated, combined, or unitary basis with respect to a group of corporations that includes or included Panel Concepts) of Panel Concepts for all Taxable periods ending on or before the Closing Date (the "Pre-closing Tax Period") and for the portion of
                                 ----------------------
any Taxes (including without limitation any obligation to contribute to the payment of a Tax determined on a consolidated, combined, or unitary basis with respect to a group of corporations that includes or included Panel Concepts) of Panel Concepts for any Straddle Period (as hereinafter defined) that is allocated (pursuant to Section 8.1(c)) to the Pre-closing Tax Period, including
                       --------------
without limitation any and all liability for Taxes arising out of or relating to the transactions contemplated by Section 1.6 (such liabilities collectively,
                                 -----------
"Pre-closing Tax Liabilities"); (ii) any and all liability (as a result of
----------------------------
Treasury Regulation (S) 1.1502-6(a) or otherwise) for Taxes of Standard Pacific or any other Person (other than Panel Concepts) which is or has ever been affiliated with Panel Concepts, or with whom Panel Concepts otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return prior to the Closing, (iii) any and all liability for Conveyance Taxes; (iv) any and all liability for Taxes arising out of a breach or inaccuracy of any representation or warranty contained in
Section 3.23(h), (i), (j), (m), (o), (p) and (q); (v) any and all liability for reasonable legal, accounting and appraisal fees and expenses with respect to any item described in clauses (i), (ii), (iii) or (iv) above; provided, however,
                                                          --------  -------
that the amount of Standard Pacific's indemnity obligation for Taxes pursuant to this Section 8.1(a) shall be reduced to the extent that the aggregate reserves
     --------------
for Taxes (excluding deferred income Taxes) reflected on the Closing Balance Sheet exceeds the aggregate liability for Taxes for the periods covered by such reserves. Notwithstanding the foregoing, Standard Pacific shall not be required to indemnify or hold harmless HON or its Affiliates from or against any liability for Taxes attributable to a breach by HON of its obligations under this Agreement.

          (b) HON shall indemnify Standard Pacific and its Affiliates and hold them harmless from and against (i) any liability for Taxes of Panel Concepts for any Taxable period ending after the Closing Date (except with respect to a Straddle Period, in which case HON's indemnity will cover only Taxes (other than Conveyance Taxes) that are not Pre-closing Tax Liabilities, and (ii) any liability for Taxes, arising under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), of HON or any member (other than Panel Concepts) of the affiliated group that includes HON. Notwithstanding the foregoing, HON shall not be required to indemnify or hold harmless Standard Pacific or its Affiliates from or against any liability for Taxes attributable to a breach by Standard Pacific of its obligations under this Agreement.

          (c) In the case of any Taxable period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of Panel Concepts for the
                        ---------------
Straddle Period (i) shall be computed as if Panel Concepts had not been included in a consolidated, combined or unitary Tax Return with Standard Pacific or any other corporation, but rather, as if Panel Concepts had filed a separate Tax Return on a stand-alone basis, and otherwise consistent with past practice and
(ii) shall be allocated to the Pre-closing Tax Period using an interim-closing-of-the-books method assuming that such Taxable period ended at the close of the Closing Date, except that (X) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per-diem basis and (Y) real property, personal property, intangibles and other similar

Taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

          8.2  Procedures Relating to Tax Indemnification.  (a)  If a claim for
               ------------------------------------------
Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any Taxing authority in writing (a "Tax Claim"), which, if
                                                     ---------
successful, might result in an indemnity payment pursuant to Section 8.1, the
                                                             -----------
party seeking indemnification (the "Indemnified Tax Party") shall notify the
                                    ---------------------
other party (the "Indemnifying Tax Party") in writing of the Tax Claim within
                  ----------------------
thirty business days of receipt of such Tax Claim. If notice of a Tax Claim (a "Tax Notice") is not given to the Indemnifying Party within such thirty-day
 ----------
period or in detail sufficient to apprise the Indemnifying Tax Party of the nature of the Tax Claim, the Indemnifying Tax Party shall not be liable to the Indemnified Tax Party to the extent that the Indemnifying Tax Party's position would be actually and materially prejudiced as a result thereof.

               (b) (i) Standard Pacific shall have the sole right to represent the interests of Panel Concepts in the defense of any claim for Taxes relating to Taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Standard Pacific shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes that would adversely affect the liability for Taxes of HON or Panel Concepts for any Taxable period ending after the Closing Date (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards) without the prior written consent of HON. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Standard Pacific has indemnified HON against the effects of any such settlement.

               (ii) HON shall have the sole right to represent the interests of Panel Concepts in the defense of any claim for Taxes relating to Taxable periods ending after the Closing Date. Notwithstanding the foregoing, Standard Pacific shall be entitled to participate at its expense in the defense of any claim for Taxes for a Taxable year or period ending after the Closing Date that may be subject to indemnification by Standard Pacific pursuant to Section 8.1(a) and, with the written consent of HON, and at
                 --------------
     Standard Pacific's sole expense, may assume the entire defense of such Tax claim, subject to the second and third sentences of Section 8.2(b)(i).
                                                         -----------------
     Neither HON nor Panel Concepts may agree to settle any Tax claim for the portion of the Taxable year or period ending on the Closing Date that may be the subject of indemnification by Standard Pacific under Section 8.1(a)
                                                                 --------------
     without the prior written consent of Standard Pacific, which consent shall not be unreasonably withheld.

          (c)  After the Closing Date, Standard Pacific and HON shall:

               (i) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns that such other party is responsible for preparing and filing in accordance with this Article 8;
                                                                  ---------

               (ii) cooperate fully in preparing for any audits of, or disputes with Taxing authorities regarding, any Tax Returns of Panel Concepts;

               (iii) make available to the other and to any Taxing authority as reasonably requested all information, records and documents relating to Taxes of Panel Concepts;

               (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of Panel Concepts for Taxable periods for which the other may have a liability under this Article
                                                                         -------
     8; and
     -

               (v) furnish the other with copies of all correspondence received from any Taxing authority in connection with any Tax audit or information request with respect to any such Taxable period.

          (d) Within 60 days following the Closing Date, Standard Pacific shall deliver or cause to be delivered to HON copies of all Tax Returns of Panel Concepts for any Taxable year or other period commencing on or after December 4, 1991 and all schedules, work papers and other documents (including without limitation appraisals and other background information) which are in the possession of Standard Pacific and which relate to such Tax Returns.

          8.3  Tax Dispute Resolution Mechanism.  Wherever in this Article 8 it
               --------------------------------                    ---------
is provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," such dispute shall be resolved as follows: The parties shall submit the dispute to a jointly selected nationally recognized accounting firm (the "Settlement Accountants") for resolution, which resolution shall be
           ----------------------
final, conclusive and binding on the parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountants in resolving a dispute shall be borne equally by Standard Pacific and HON, other than fees and expenses relating to a dispute as to the amount of Taxes owed by either of the parties with respect to a Tax Return for a Straddle Period, in which case such fees and expenses shall be paid by HON and Standard Pacific in proportion to each party's respective liability for Taxes as determined by the Settlement Accountants.

          8.4  Survival of Tax Provisions.  The obligations of the parties set
               --------------------------
forth in this Article 8 shall be unconditional and absolute and shall remain in
              ---------
effect until the date 90 days after the expiration of the relevant statute of limitations (and any waiver or extension thereof) applicable to the Taxes at issue.

          8.5  Conveyance Taxes.  Notwithstanding any other provision of this
               ----------------
Agreement to the contrary, Standard Pacific shall be liable for, and shall timely pay, any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp, and other Taxes that may result from, or be incurred in connection with, the Transactions contemplated by this Agreement ("Conveyance Taxes"). Standard Pacific shall, at its own expense, properly
  ----------------
complete, sign, and timely file any and all required Tax Returns with respect to such Taxes and, if required by applicable Law, HON will join in the execution of any such Tax Returns.

          8.6  Return Filings, Refunds and Credits.  (a)  Standard Pacific shall
               -----------------------------------
prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns with respect to Panel Concepts for Taxable periods ending on or prior to the Closing Date. HON shall not file any Tax Returns with respect to Panel Concepts for Taxable periods ending on or prior to the Closing Date without the prior written consent of Standard Pacific.

          (b) HON shall prepare or cause to be prepared and shall file or cause to be filed on a timely basis all other Tax Returns with respect to Panel Concepts. In connection therewith, Standard Pacific shall be responsible for and shall pay any Taxes for which Standard Pacific has agreed to indemnify HON pursuant to Section 8.1(a). Before filing any Tax Return with respect to any
            --------------
Straddle Period, HON shall provide Standard Pacific with a copy of such Tax Return at least thirty days prior to the last date for timely filing such Tax Return (giving effect to any valid extensions thereof), accompanied by a statement calculating in reasonable detail Standard Pacific's indemnification obligation pursuant to Section 8.1(a). If for any reason
                       --------------

Standard Pacific does not agree with HON's calculation of its indemnification obligation, Standard Pacific shall notify HON of its disagreement within ten days of receiving a copy of the Tax Return and HON's calculation, and such dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. If Standard Pacific agrees with HON's calculation of its indemnification obligation, Standard Pacific shall pay to HON the amount of Standard Pacific's indemnification obligation at least five business days prior to the last date for timely filing such Tax Return (including any valid extensions thereof).

          (c) Standard Pacific, Panel Concepts and HON shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended Tax Returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits relating to Taxes with respect to all Taxable periods.

          (d) Any refunds or credits of Taxes of Panel Concepts plus any interest received with respect thereto from an applicable Taxing authority for any Taxable period ending on or before the Closing Date (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date) shall, except as otherwise provided in Section 8.10, be
                                                               ------------
for the account of Standard Pacific and shall be paid by HON to Standard Pacific within 30 days after HON receives such refund or after the relevant Tax Return is filed in which the credit is applied against HON's, Panel Concepts' or any of their Affiliates' or any of their successors' liability for Taxes. Any refunds or credits of Taxes of Panel Concepts plus any interest received with respect thereto from an applicable Taxing authority for any Taxable period beginning after the Closing Date shall be for the account of HON. Any refunds or credits of Taxes of Panel Concepts for any Straddle Period shall be apportioned between Standard Pacific and HON in the same manner as the liability for such Taxes is apportioned pursuant to Section 8.1(c).
                        --------------

          (e) At Standard Pacific's request and at its sole cost and expense, HON shall cause Panel Concepts and any of its successors to file for and obtain any refunds or credits to which Standard Pacific is entitled under this Section
                                                                        -------
8.6. In connection therewith, (i) Standard Pacific shall control the prosecution
---
of any such refund claim, at the sole cost and expense of Standard Pacific, and, where deemed appropriate by Standard Pacific, shall cause Panel Concepts and any of its successors to authorize by appropriate powers of attorney such persons as Standard Pacific shall designate to represent Panel Concepts or any of its successors with respect to such refund claim, and (ii) HON shall cause Panel Concepts and any of its successors to forward to Standard Pacific any such refund within 30 days after the refund is received (or reimburse Standard Pacific for any such credit within 30 days after the relevant Tax Return is filed in which the credit is actually applied against HON's, Panel Concepts' or any of their Affiliates or any of their successors' liability for Taxes).

          8.7  Exclusivity.  Article 8 shall govern exclusively the procedures
               -----------   ---------
for all indemnification claims with respect to Taxes.

          8.8  Tax Sharing Agreements.  Any and all existing agreements or
               ----------------------
practices relating to the allocation or sharing of Taxes (the "Tax Sharing
                                                               -----------
Agreements") between Panel Concepts and any member of an affiliated group,
----------
within the meaning of Section 1504(a) of the Code, of which Panel Concepts is or was a member (the "Panel Concepts Affiliated Group") shall be terminated as of
                   -------------------------------
the Closing Date without payment by or other obligation of Panel Concepts. After the Closing Date, neither Panel Concepts nor any member of the Panel Concepts Affiliated Group shall have any further rights or obligations under any such Tax Sharing Agreement.

          8.9  Adjustment to Purchase Price.  Any payment by HON or
               ----------------------------

Standard Pacific under this Article 8 will be an adjustment to the Purchase
                            ---------
Price unless a determination (as defined in Section 1313(a) of the Code) with respect to the indemnified party causes any such payment not to constitute an adjustment to the Purchase Price for United States federal income Tax purposes.

          8.10  Carryforwards of Losses.  HON shall be free to cause Panel
                -----------------------
Concepts to elect, where permitted by applicable law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Closing Date, including, without limitation, any such loss or other item that would, absent such election, be carried back to a Taxable period ending on or before the Closing Date. Notwithstanding anything to the contrary in Section 8.6, HON shall be entitled to any refund of income Taxes paid before
   -----------
the Closing Date, to the extent that such refund is attributable to carryback of losses or deductions of Panel Concepts that accrue after the Closing Date.

          8.11  Section 338(h)(10) Election.  Upon the request of HON, Standard
                ---------------------------
Pacific shall take, on a timely basis, whatever action is necessary or appropriate to join with HON in making an election under Section 338(h)(10) of the Code, and comparable provisions of state or local income or franchise Tax laws, with respect to the purchase and sale of Shares provided for herein. If HON decides to make a Section 338(h)(10) election, HON shall prepare and file Internal Revenue Service Form 8023-A and such other forms or schedules as may be necessary or appropriate to make such election and shall submit them to Standard Pacific for review and execution not later than 60 days prior to the due date for filing, and HON shall perform all such other acts as are necessary to make or perfect such election. Standard Pacific agrees that it will cooperate with HON and any appraiser retained by HON in obtaining an appraisal of the value of the assets of Panel Concepts. The allocation of the Modified Adjusted Deemed Sales Price, as defined in Treasury Regulation (S) 1.338(h)(10)-1(f), among the assets of Panel Concepts shall be reasonable and shall be in accordance with
Section 338(h)(10) and the Treasury Regulations promulgated thereunder. Each of Standard Pacific and HON shall bear its own cost of any election made by it under Section 338(h)(10) of the Code.


                                   ARTICLE 9

                       TERMINATION PRIOR TO CLOSING DATE
                       ---------------------------------

          9.1   Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing:

          (a)   by the mutual written consent of HON and Standard Pacific;

          (b) by HON, (i) if there has been a violation or breach by Standard Pacific of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of HON at the Closing and such violation or breach has not been waived by HON or, in the case of a covenant breach, cured by Standard Pacific within ten days after written notice thereof from HON;

          (c) by the Standard Pacific, if there has been a violation or breach by HON of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Standard Pacific at the Closing and such violation or breach has not been waived by Standard Pacific or, with respect to a covenant breach, cured by HON within ten days after written notice thereof by Standard Pacific (provided that the failure to deliver the Purchase Price at the Closing as required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by Standard

     Pacific); or

          (d) by either HON or Standard Pacific if the sale of the Shares has not been consummated by December 15, 1997 (the "Termination Date");
                                                      ----------------
     provided that neither HON nor Standard Pacific shall be entitled to terminate this Agreement pursuant to this Section 9.1(d) if such party's
                                               --------------
     breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

          9.2   Effect of Termination.  If this Agreement terminates pursuant to
                ---------------------
Section 9.1, neither HON nor Standard Pacific shall have any liability or
-----------
obligation to the other party hereunder, other than the obligations set forth in
Section 11.7 and any liability arising from any breach of this Agreement prior
------------
to the time of termination.


                                  ARTICLE 10

                          SURVIVAL OF REPRESENTATIONS
                          ---------------------------
                        AND WARRANTIES; INDEMNIFICATION
                        -------------------------------

          10.1  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of Standard Pacific and HON made in Articles 3 and 4 hereof shall
                                                   ----------------
survive the Closing for a period of two years after the Closing Date; provided,
                                                                      --------
however, that the representations and warranties contained in Sections 3.4 and
-------                                                       ----------------
3.5 shall survive indefinitely, and the representations and warranties contained
---
in Sections 3.22 and 3.23 shall survive until the date that is 90 days after the
   ----------------------
expiration of the relevant statute of limitations (and any waiver or extension thereof) applicable to the matter at issue. Upon the expiration of a representation or warranty pursuant to this Section 10.1, unless written notice
                                            ------------
of a claim based on such representation or warranty shall have been delivered to the Indemnitor pursuant to Section 10.4 prior to the expiration of such
                           ------------
representation or warranty, such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, whether for breach of contract, tort or under any other legal theory. The term "Indemnifiable Losses" means any and all loss, liability,
                   --------------------
damage, deficiency, cost or expense (including without limitation reasonable attorneys' fees, costs and expenses), including, without limitation, Environmental Damages incurred by a Claiming Party (as hereinafter defined), including without limitation any of the foregoing relating to, resulting from or arising out of any action, suit, administrative proceeding, investigation, audit or other proceeding brought by any Person or Governmental Authority and any settlement or compromise thereof, but excluding consequential damages except to the extent required to be paid to a Third Party in connection with a Third Party Claim (as hereinafter defined). Each party agrees that it will not seek punitive damages as to any matter under, relating to or rising out of the transactions contemplated hereby.

          10.2  Indemnification by Standard Pacific.  Subject to the provisions
                -----------------------------------
of this Article 10, from and after the Closing, Standard Pacific shall indemnify
        ----------
and hold harmless HON, Panel Concepts and their Affiliates, and their respective directors, officers, employees, agents and representatives (each a "HON
                                                                    ---
Indemnified Party"), from and against any and all Indemnifiable Losses that may
-----------------
be incurred by any HON Indemnified Party relating to, resulting from or arising out of:

          (a) the breach of or any inaccuracy in any of the representations and warranties of Standard Pacific contained in this Agreement (other than any representation and warranty contained in Section 3.23, which shall be
                                                  ------------
     dealt with to the extent that it relates to Taxes in the manner provided for in Article 8), provided, however, that, for purposes of this clause
            ---------   --------- -------
     (a), as to any matter for which a specific reserve was accrued on the Closing Balance Sheet, Indemnifiable Losses shall only include those Indemnifiable Losses that are in excess of such reserve;

          (b) the breach or nonperformance of any covenant or agreement of Standard Pacific contained in this Agreement (other than any covenant or agreement contained in Article 8 of this Agreement, which shall be dealt
                            ---------
     with in the manner provided for in Article 8);
                                        ---------

          (c) operation of the Business of Panel Concepts (or any of its predecessors-in-interest) prior to the Closing Date, or the ownership, possession, use, operation, manufacture, sale or other disposition prior to the Closing Date of any Products, assets, properties, rights or interests associated, at any time prior to the Closing Date, with Panel Concepts' business, including without limitation, any Indemnifiable Loss relating to product warranty claims, product liability claims, employee claims and unpaid employee benefits, claims relating to intellectual property rights, and liabilities relating to the Pre-Closing Sale Property, provided,
                                                                --------
     however, that, for purposes of this clause (c), as to any matter for which
     -------
     a specific reserve was accrued on the Closing Balance Sheet, Indemnifiable Losses shall only include those Indemnifiable Losses that are in excess of such reserve;

          (d) any Environmental Damages or any violation of any Environmental Law relating to, resulting from, or arising out of the operation of the Business or any of Panel Concepts' current or former facilities or operations (whether owned or leased) prior to the Closing Date (whether known or unknown on the Closing Date);

          (e) any violation of the Worker Adjustment and Retraining Notification Act or otherwise arising under said Act and resulting from the actions of Standard Pacific or Panel Concepts before the Closing; and

          (f)   the claims listed on Schedules 3.15 and 6.8, provided, however,
                                                             --------- -------
     that, for purposes of this clause (f), as to any matter for which a specific reserve was accrued on the Closing Balance Sheet, Indemnifiable Losses shall only include those Indemnifiable Losses that are in excess of such reserve.

          10.3  Indemnification by HON.  Subject to the provisions of this
                ----------------------
Article 10, from and after the Closing, HON shall indemnify and hold harmless
----------
Standard Pacific, its Affiliates and each of their directors, officers, employees, agents and representatives (each a "Standard Pacific Indemnified
                                               ----------------------------
Party"), from and against any and all Indemnifiable Losses relating to,
-----
resulting from or arising out of:

          (a) the breach of or any inaccuracy in any of the representations and warranties of HON contained in this Agreement; or

          (b) the breach or non-performance of any covenant or agreement of HON contained in this Agreement (other than any covenant or agreement contained in Article 8 of this Agreement, which shall be dealt with in the
                  ---------
     manner provided for in Article 8); or
                            ---------

          (c) any violation of the Worker Adjustment and Retraining Notification Act or otherwise arising under said Act and resulting from the actions of HON or Panel Concepts following the Closing.

          10.4  Limits on Indemnification.  (a)  Notwithstanding any provision
                -------------------------
to the contrary contained in this Agreement, Standard Pacific's indemnification obligation in favor of HON Indemnified Parties contained in Sections 10.2(a),
                                                            -----------------
(c), (d) and (e) shall not be effective until the aggregate dollar amount of all
--------     ---
Indemnifiable Losses indemnified against under such Sections plus the Warranty Claims under Section 6.6 exceeds $400,000 (the "Standard Pacific's Threshold
             -----------                        ----------------------------
Amount"), in which event HON Indemnified Parties may only claim indemnification
------
for the amounts of such claims or, any portion thereof, in excess of Standard Pacific's Threshold Amount; provided, however, that for purposes of determining
                            --------  -------
whether the amount of the Indemnifiable Losses under Sections 10.2(a), (c), (d)
                                                     --------------------------
and (e) plus the Warranty Claims under Section 6.6 exceed $400,000 there shall
    ---                                -----------
be included in such amount all Indemnifiable Losses which would be recoverable under Sections 10.2(a), (c), (d) and (e) but for the materiality standards set
      --------------------------     ---
forth in any Section contained in Article 3 hereof.
                                  ---------

          (b) Notwithstanding any provision to the contrary contained in this Agreement, Standard Pacific's indemnification obligation in favor of HON Indemnified Parties contained in Sections 10.2(a), (c) and (e) shall not exceed
                                 ---------------------     ---
100% of the Purchase Price (the "Standard Pacific's Cap Amount").
                                 -----------------------------

          (c) Notwithstanding any provision to the contrary contained in this Agreement, Standard Pacific's indemnification obligation in favor of HON Indemnified Parties contained in Sections 10.2(c) and (e) shall survive for five
                                 ----------------     ---
years after the Closing Date, at which time such indemnification obligation shall be of no further force or effect and no action may be brought under such indemnification obligation.

          (d) Notwithstanding any provision to the contrary contained in this Agreement, HON's indemnification obligation in favor of Standard Pacific Indemnified Parties contained in Sections 10.3(a) and (c): (i) shall not be
                                 ----------------     ---
effective until the aggregate dollar amount of all Indemnifiable Losses indemnified against under such Sections exceeds $400,000 (the "HON's Threshold
                                                               ---------------
Amount"), in which event Standard Pacific Indemnified Parties may only claim
------
indemnification for the amounts of such claims or any portion thereof, in excess of HON's Threshold Amount and (ii) shall not exceed 100% of the Purchase Price (the "HON's Cap Amount").
      ----------------

          (e) The amount of any Indemnifiable Loss suffered by a HON Indemnified Party or a Standard Pacific Indemnified Party shall be reduced by any third party insurance or other indemnification benefits which such party or its representative receives in respect of or as a result of such Indemnifiable Loss. If any Indemnifiable Loss for which indemnification is provided hereunder is subsequently reduced by any third party insurance payment or other indemnification recovery from a third party, the amount of the reduction shall be remitted to the HON Indemnified Party or the Standard Pacific Indemnified Party as appropriate.

          10.5  Indemnification Procedures.
                --------------------------

          (a)   Notice.  If any Legal Proceeding shall be threatened or
                ------
instituted or any claim or demand shall be asserted against any HON Indemnified Party or Standard Pacific Indemnified Party in respect of which indemnification may be sought under the provisions of this Agreement, the party seeking indemnification (the "Claiming Party") shall promptly cause written notice of
                      --------------
the assertion of any such claim, demand or proceeding of which it has actual knowledge to be forwarded to the party from whom it is claiming indemnification (the "Indemnitor"), together with a copy of such claim, process or other legal
      ----------
pleading. Such notice shall contain a reference to the provisions herein or of such other agreement, instrument or certificate delivered pursuant hereto, in respect of which such claim is being made, and shall specify, in reasonable detail, the estimated amount of such Indemnifiable Loss if reasonably determinable at such time. The Claiming Party's failure to give the Indemnitor prompt notice shall not affect the right of Claiming Party to receive indemnification from the Indemnitor except to the extent that the Claiming Party's failure has materially prejudiced the Indemnitor's ability to defend the claim, demand or proceeding.

          (b)   Third Party Claims.  (i) If the Claiming Party seeks
                ------------------
indemnification from the Indemnitor as a result of a claim or demand being made by a third party (a "Third Party Claim"), the Indemnitor shall have the right to
                     -----------------
assume the control of the defense and settlement of such Third Party Claim, including, at its own expense, employment by it of counsel of its own choosing so long as the Indemnitor has acknowledged in writing its obligations to indemnify the Claiming Party. If the Indemnitor elects to assume the defense of any Third Party Claim, the Indemnitor shall not be liable to the Claiming Party for any fees of other counsel or any other expenses in each case subsequently incurred by such Claiming Party in connection with the defense thereof, except as provided below. If the Indemnitor elects not to exercise its rights to assume the settlement or defense of the Third Party Claim, the Claiming Party may, but shall have no obligation to, defend against such Third Party Claim or legal proceeding in such manner as it may deem appropriate at the expense of the Indemnitor; provided, however, that the Claiming Party shall not settle or compromise such claim without the Indemnitor's Consent. If the Indemnitor assumes such defense, the Claiming Party will have the right to participate in the defense thereof and to employ counsel, separate from the counsel employed by the Indemnitor at its own expense, provided, however, that if the Claiming Party
                                   --------- -------
is, in the reasonable judgment of its counsel, entitled to assert a defense which conflicts with a defense of the Indemnitor or which the Indemnitor is not entitled to assert for any reason, the Indemnitor shall be liable for the fees and expenses of counsel employed by the Claiming Party for such limited purpose. The Indemnitor will be liable for the fees and expenses of counsel employed by the Claiming Party for any period (following notice of the claim from the Claiming Party pursuant to Section 10.5(b)) during which the Indemnitor has not
                           ---------------
assumed the defense of a Third Party Claim whether or not the Indemnitor ultimately chooses to defend any such Third Party Claim. In connection with any Third Party Claim, the defense of which has been assumed by the Indemnitor hereby, the Indemnitor agrees to keep the Indemnitee reasonably informed of the status thereof at all stages including providing to the Indemnitee copies of all pleadings and other material papers and correspondence in connection with such Third Party Claim.

                (ii) Notwithstanding the preceding paragraph, Standard Pacific shall assume immediately prior to the Closing Date the control of the defense of all Legal Proceedings listed on Schedule 3.15 of the Disclosure Schedule, at its
                                -------------
own expense and with counsel of its own choosing.

          (c)   Investigation or Remediation of Company Property.  With respect
                ------------------------------------------------
to any environmental investigation or remediation matter at the real property currently owned or operated by Panel Concepts as of the Closing Date (the "Company Property") for which Standard Pacific is indemnifying the HON Indemnified Parties, the HON Indemnified Parties shall have the right to control such investigation and/or remediation; provided, however, that the HON Indemnified Parties shall not be entitled to any indemnification under Section
                                                                       -------
10.2 for any investigation or remediation activities unless Standard Pacific
----
shall have been notified of, and approved, such activities, such approval not to be unreasonably withheld or delayed. Standard Pacific's indemnity obligation under Section 10.2 does not cover the costs of any investigation or remediation
      ------------
that exceeds the minimum level of investigation or remediation required for the current use of the Company Property by any regulatory agency asserting jurisdiction, as long as such remediation does not result in a material interference with HON's manufacturing operations on the Company Property, in which case Standard Pacific's indemnification obligation shall include costs of remediating Company Property using the most cost effective alternative permitted by the regulatory agency that does not result in such an interference. Standard Pacific shall have the right, at its sole expense, to observe and discuss with the HON Indemnified Parties any such activities with respect to the Company Property, including, without limitation, participation, at Standard Pacific's sole expense, in any meetings with regulatory authorities with respect to the investigation or remediation. The HON Indemnified Parties shall promptly provide copies to Standard Pacific of all notices, correspondence, draft reports and final reports related to such matter. With respect to any environmental investigation or remediation matter at real property previously owned or operated by Panel Concepts or its predecessors in interest for which Standard Pacific is indemnifying the HON Indemnified Parties, Standard Pacific shall have the right to control such investigation and/or remediation.

          10.6  Indemnification for Taxes.  Notwithstanding anything in this
                -------------------------
Article 10 to the contrary, any Indemnifiable Losses or Third Party Claims based
----------
on, attributable to or resulting from any misrepresentation or the breach or inaccuracy of any representation or warranty made by Standard Pacific in Section
                                                                         -------
3.23, or the failure to comply with any covenant or agreement on the part of the
----
parties hereto contained in Article 8 will be governed exclusively by Article 8.
                            ---------                                 ---------
Claims for indemnification arising under or with respect to Section 3.23 or
                                                            ------------
Article 8 may not be made unless notice of such claims has been given prior to
---------
the date that is 90 days after the expiration of the relevant statute of limitations (and any waiver or extension thereof) applicable to the Taxes at issue.

          10.7  Adjustment to Purchase Price.  Any payments made pursuant to
                ----------------------------
Sections 10.2 and 10.3 will be treated by HON and Standard Pacific as an
-------------     ----
adjustment to the Purchase Price unless a determination (as defined in Section 1313(a) of the Code) with respect to the indemnified party causes any such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes.

          10.8  Subrogation.  If the Indemnitor makes any payment under this
                -----------
Article 10 in respect of any Indemnifiable Losses, the Indemnitor shall be
----------
subrogated, to the extent of such payment, to the rights of the Claiming Party against any insurer or third party with respect to such Losses; provided,
                                                                --------
however, that the Indemnitor shall not have any rights of subrogation with
-------
respect to the other party hereto or any of its Affiliates or any of its or its Affiliates' officers, directors, agents or employees.

          10.9  Remedies Exclusive.  The remedies provided in this Article 10
                ------------------                                 ----------
shall be the exclusive remedy for monetary damages (whether at law or in equity). Without limiting the foregoing, neither Standard Pacific nor any of its officers, employees, agents, stockholders, Affiliates, consultants, investment bankers, legal advisers or representatives shall have any liability or obligation to HON in respect of any statement, representation, warranty or assurance of any kind made by Standard Pacific, its representatives or any other person, including but not limited to, any statements made during any presentation by any employee or representative of Standard Pacific or Panel Concepts, except as otherwise provided in this Article 10.
                                               ----------


                                  ARTICLE 11

                                 MISCELLANEOUS
                                 -------------

          11.1  Severability.  If any provision of this Agreement shall be held
                ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby, and the parties shall endeavor to carry out the intent of such provision to the maximum extent permitted.

          11.2  Successors and Assigns.  The terms and conditions of this
                ----------------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties; provided, however, that this Agreement may not be
                        --------  -------
assigned by any party without the express written consent of the other party.

          11.3  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

          11.4  Headings.  The headings of the Sections are inserted for
                --------
convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          11.5  Waiver.  Any of the terms or conditions of this Agreement may be
                ------
waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

          11.6  No Third-party Beneficiaries.  Nothing in this Agreement shall
                ----------------------------
create any third-party beneficiary rights in any Person other than the Beneficiaries.

          11.7  Expenses.  Except as otherwise expressly provided for herein or
                --------
in any agreement entered into on the date hereof, Standard Pacific and HON shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and legal counsel.

          11.8  Notices.  Any notice, request, instruction, consent or other
                -------
document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

          If to HON:

                David Stuebe
                HON Industries, Inc.
                414 East Third Street
                P.O. Box 1009
                Muscatine, Iowa 52761-7109
                Fax Number: (319) 264-7655

          With a copy to:

                Elizabeth C. Kitslaar
                Jones, Day, Reavis & Pogue
                77 West Wacker
                Chicago, Illinois 60601-1692
                Fax Number: (312) 782-8585

          If to Standard Pacific:

                Arthur E. Svendsen
                Standard Pacific Corp.
                1565 West MacArthur Blvd.
                Costa Mesa, CA 92626

          With a copy to:

                Clay A. Halvorsen
                Gibson Dunn & Crutcher, LLP
                2029 Century Park East, Suite 4000
                Los Angeles, CA 90067
                Fax Number: (310) 551-8741

or at such other address for a party as shall be specified in writing by that party. Any notice which is delivered personally or by telecopy to the addresses provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be deemed given to the Person to which it is addressed when received.

          11.9  Governing Law; Interpretation. This Agreement shall be construed
                -----------------------------
in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within the State of California without regard to conflicts of laws provisions thereof. Unless specifically stated, otherwise, references to Articles, Sections and Schedules refer to Articles, Sections and Schedules in this Agreement.

          11.10 Exclusive Jurisdiction and Consent to Service of Process.
                --------------------------------------------------------
Standard Pacific and HON each agree that any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a federal court located in the City of Santa Ana, State of California which shall be the exclusive venue of said legal proceedings. Standard Pacific and HON each waives any objection which such party may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such Legal Proceeding shall be effective against such party when transmitted in accordance with Section 11.8. Nothing contained herein shall be deemed to affect
                ------------
the right of any party to serve process in any manner permitted by Law.

          11.11 Entire Agreement; Amendment.  This Agreement including all
                ---------------------------
Schedules and the other written agreements, if any, entered into on the date hereof constitute the sole understanding of the parties with respect to the matters contemplated hereby and thereby and supersede and render null and void all prior agreements and understandings between the parties with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Agreement, including all Schedules, shall be binding unless the same shall be in writing and duly executed by the party against whom such would apply.

          11.12 Definitions.  For purposes hereof, the following terms, when
                -----------
used herein with initial capital letters shall have the respective meanings set forth herein:

          "Affiliates" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority or any department, agency or political subdivision thereof.

          11.13 Representations and Warranties.  The disclosure of any
                ------------------------------
information on any Schedule to this Agreement shall be deemed to constitute the disclosure of such information on all other Schedules to this Agreement applicable to such information.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                        STANDARD PACIFIC CORP.



                                        By: _____________________________
                                        Title: __________________________



                                        HON INDUSTRIES INC.



                                        By: _____________________________
     Title: _____________________________________________________________